UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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DHI Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 12, 2020

Dear Fellow Stockholder,
I am pleased to invite you to our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, April 21, 2020, at 4:00 p.m., Eastern Time. This year’s Annual Meeting will be our first time hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/270321060 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is DHX2020. There is no physical location for the annual meeting.
We have decided to hold our Annual Meeting virtually due to coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.
At the meeting, we will be electing one class of directors, considering the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, considering the approval, on an advisory basis, of the compensation of our named executive officers, considering the approval of a second amendment to the DHI Group, Inc. 2012 Omnibus Equity Award Plan (which we refer to as the “2012 Equity Plan”), considering the approval of DHI Group, Inc. Employee Stock Purchase Plan (which we refer to as the “Employee Stock Purchase Plan”) and transacting such other business that may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR (i) the election of our director nominees, (ii) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, (iii) the approval, on an advisory basis, of the compensation of our named executive officers, (iv) the approval of a second amendment to the 2012 Equity Plan, and (v) the approval of the Employee Stock Purchase Plan.
You may vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy card. Of course, you may also vote by returning the enclosed proxy card.
Only DHI Group, Inc. stockholders may attend the Annual Meeting. If you wish to attend the meeting virtually, please follow the instructions set forth in the Virtual Meeting Instructions section.
Thank you very much for your support of DHI Group, Inc.
Sincerely,
Art Zeile
President and Chief Executive Officer

DHI GROUP, INC.
1450 Broadway, 29th Floor
New York, New York 10018
March 12, 2020
NOTICE OF ANNUAL MEETING
DHI Group, Inc., a Delaware corporation (the “Company”), will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually at www.meetingcenter.io/270321060 on Tuesday, April 21, 2020, at 4:00 p.m., Eastern Time, to:

1.	Elect two Class I directors, for a term of three years, or until their successors are duly elected and qualified;

2.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Hold an advisory vote on the compensation of our named executive officers as described in the proxy statement;

4.	Approval of a Second Amendment to the 2012 Equity Plan;

5.	Approval of the Employee Stock Purchase Plan; and

6.	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record of DHI Group, Inc. (NYSE: DHX) as of the close of business on March 6, 2020, are entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be available at the offices of the Company in New York, New York.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, you are strongly encouraged to sign and date the enclosed proxy card and return it promptly, or submit your proxy by telephone or the Internet. Any stockholder of record who is present at the Annual Meeting may vote in person instead of by proxy, thereby revoking any previous proxy.

Brian P. Campbell
Chief Legal Officer & Corporate Secretary

i

VIRTUAL MEETING INSTRUCTIONS

Q:	How can I attend the Annual Meeting?

A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/270321060. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is DHX2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 4:00 PM, Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?

A:
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
DHI Group, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:
We have decided to hold our Annual Meeting virtually due to coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on April 21, 2020
The proxy statement and Annual Report on Form 10-K are available at www.dhigroupinc.com/investors. The means to vote is available by Internet at www.investorvote.com/dhx or by calling 1-800-652-VOTE (8683).
Your Vote is Important
Please vote as promptly as possible
by using the Internet or telephone or
by signing, dating and returning the enclosed proxy card.
If you plan to attend the meeting, you must follow the instructions set forth in the Virtual Meeting Instructions section of this Proxy Statement.
Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to follow the instructions set forth in the Virtual Meeting Instructions section of this Proxy Statement, and may need to demonstrate proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.
Requests for admission should be addressed to the Corporate Secretary, DHI Group, Inc., 1450 Broadway, 29th Floor, New York, New York 10018 or by calling (212) 725-6550, and will be processed in the order in which they are received and must be requested no later than April 16, 2020. On the day of the Annual Meeting, each stockholder should follow the steps in the Virtual Meeting Instructions section of this Proxy Statement. The meeting will begin promptly at 4:00 p.m., Eastern Time. Recording devices and other electronic devices will not be permitted to be used during the Annual Meeting.

Page
Proxy Statement Summary	1

Information Concerning Solicitation and Voting	5

Directors and Corporate Governance	6

Certain Relationships and Related Person Transactions	14

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	14

Items To Be Voted On	15
Proposal 1: Election of Directors
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
Proposal 3: Advisory Vote With Respect to the Compensation of our Named Executive Officers
Proposal 4: Approval of a Second Amendment to the 2012 Equity Plan
Proposal 5: Approval of the Employee Stock Purchase Plan

Compensation Discussion and Analysis	29

Other Procedural Matters	54

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 21, 2020

PROXY STATEMENT SUMMARY
This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information. For ease of reading, in these materials “DHI,” “we,” “us,” or the “Company” refers to DHI Group, Inc., “Board” refers to our Board of Directors, “CEO” refers to our Chief Executive Officer, and “NEOs” refers to our Named Executive Officers.
2020 Annual Meeting of Stockholders
Date:        Tuesday, April 21, 2020
Time:        4:00 p.m., Eastern Time
Place:        Virtually at www.meetingcenter.io/270321060
Eligibility to Vote
You may vote if you were a stockholder of record at the close of business on March 6, 2020.
How to Cast Your Vote
If you are eligible to vote, you can vote by:

Internet:	www.investorvote.com/dhx

Telephone:	1-800-652-VOTE (8683) (within USA, US territories and Canada on a touch tone phone)
The deadline for voting via the Internet or telephone is 11:59 P.M., Eastern Daylight Time, on April 20, 2020.

Mail:	If you received written material, complete, sign and return your Annual Meeting Proxy Card by April 20, 2020.

Virtually:
You may vote your shares at the virtual Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2020.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), at:
Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022

Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5833

Items for Vote (page 16)

	Board Vote Recommendation	Page Reference (for further detail)
1. Election of Directors	FOR EACH NOMINEE	16
2. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	16
3. Advisory Vote with Respect to the Compensation of our Named Executive Officers	FOR	17
4. Approval of a Second Amendment to the 2012 Equity Plan to increase the number of shares of Common Stock Available for issuance under the plan	FOR	18
5. Approval of the Employee Stock Purchase Plan	FOR	27
Board Nominees (page 7)

					Committee Membership
Name of Nominee	Age	Director Since	Positions with DHI	Independent	AC	CC	N&CG
Carol Carpenter	52	2014	Director	Yes		✓	✓
Jennifer Deason	44	2016	Director	Yes	✓
AC - Audit Committee
CC - Compensation Committee
N&CG - Nominating and Corporate Governance Committee
Alignment with Stockholders:
We have implemented compensation practices that we believe align the interests of our executive officers with our stockholders by tying a significant portion of their compensation to the Company’s financial performance:

Pay for Performance and Variable Compensation
Our Compensation Committee engages Compensia, an independent compensation consultant with significant experience in our sector, to help assess our compensation arrangements.
We do not provide perquisites to our NEOs beyond those provided to all employees.
We have a policy under which tax gross-up provisions are no longer included in employment agreements with new employees or added to existing employment agreements with current employees that do not already contain a tax gross-up provision.

We have a long-term equity incentive program that features a performance-based component that we believe improves the alignment of our executive compensation with Company Performance.
For 2019, approximately 46% of total compensation for our CEO and 69% of total compensation for our other NEOs was variable and dependent on performance.

We have implemented corporate governance practices that further align the interests of our executive officers with our stockholders and mitigate risk:

Corporate Governance
Seven of our eight directors that are expected to serve on the Board following the Annual Meeting are independent. The Board meets regularly in executive session without the CEO present.
The roles of the CEO and Chairman of the Board are separate.
Only independent directors serve as Board committee members.
We hold an annual “Say-on-Pay” advisory vote to solicit the views of our stockholders regarding NEO compensation.
Under our Securities Trading Policy, our directors, officers and employees and their related parties are prohibited from purchasing Company stock on margin, entering into short sales and buying or selling puts, calls, options or other derivatives in respect of securities of the Company.

The Company continually looks to refresh its Board. To that end, during 2019, we added two new directors with significant operating and industry experience. This brings the total number of Board members we have added with relevant industry experience to seven since the beginning of 2014.

Inclusion and diversity remain key priorities for the Company. The diverse backgrounds, skills and experiences of executive officers and Board members is important to both our values and performance. We believe that a diverse Board, management team and workforce that is reflective of our diverse customer base will position us to better understand customers’ wants and needs, which we believe drives our ability to deliver superior customer value and successfully innovate. Diverse perspectives amongst our management team and Board allows them to evaluate issues through different experiences and perspectives and help guide the Company in a thoughtful way.

We require our directors and executive officers to hold shares of Company stock pursuant to our equity ownership guidelines.
We have a “claw-back” policy pursuant to which the Company may, under certain circumstances as specified in the policy, seek reimbursement of annual, performance-based cash and equity compensation made to covered officers.

In 2016, the Company adopted majority voting for uncontested director elections.
For additional information on our Executive Compensation, please see “Compensation Discussion and Analysis” starting on page 30.

2019 Executive Compensation — Pay-For-Performance (page 30)
Consistent with our pay-for-performance philosophy, the primary elements of compensation for our executives in 2019 included: base salary, annual performance-based cash bonus, and long-term equity incentives consisting of time-based restricted stock and performance-based restricted stock units (“PSUs”). Of these elements, base salary and benefits were fixed, with the remaining compensation elements dependent on both individual and/or corporate performance.

CEO Total Compensation
Variable
89.1%
$4,929,529
Fixed
10.9%
$600,096
Cash Bonus + Equity Incentive
Base Salary + Benefits
Variable
45.8%
$479,579
Fixed
54.2%
$567,139
Cash Bonus + Equity Incentive
Base Salary + Benefits
2018
2019

NEOs Total Compensation (excluding CEO)
Variable
56.3%
Average
$433,082
Cash
Bonus +
Equity
Incentive
Variable
69.3%
Average
$579,017
Cash
Bonus +
Equity
Incentive
Fixed
43.7%
Average
$337,082
Base Salary +
Benefits
Fixed
30.7%
Average
$256,392
Base Salary +
Benefits
2018
2019

Note: 2018 CEO compensation above includes compensation for Art Zeile and Mike Durney during their respective employment periods in 2018; this excludes severance payment of $335,000 made to Mr. Durney, former President and Chief Executive Officer. In 2018, variable compensation was higher due to the 750,000 PSUs and 1,750,000 restricted stock awards received by Art Zeile in connection with his employment agreement in 2018; in 2019 his fixed compensation was higher because he received no equity grants that year.

Note: 2019 excludes severance payment of $238,376 made to Mr. Shepherd, former Chief Revenue Officer. 2018 excludes severance of $130,831, converted at US$1.34 for each £1, paid to Mr. Benson, Former Managing Director, Europe & Asia.

After review of the applicable performance metrics, our Compensation Committee determined that our NEO participants in our Senior Bonus Plan were entitled to receive 87% of their target bonus based on Revenue and EBITDA performance in the Senior Bonus Plan. The Compensation Committee also determined that our NEOs were entitled to receive time-based restricted stock and PSUs. See Compensation Discussion and Analysis—Elements of Executive Compensation and Grants of Plan-Based Awards for Fiscal Year 2019.
Compensation Policies
In connection with our ongoing review of corporate governance and compensation practices and policies, and taking into consideration best practices, our desire to mitigate risk for our stockholders and feedback received from our stockholders, as described more fully below under Compensation Discussion and Analysis—Compensation and Corporate Governance Philosophy, our corporate governance practices include:
Equity Incentive Compensation. Our long-term equity incentives program consists of a combination of PSUs and restricted stock. In 2018 and 2019, our PSU program linked targeted compensation to the achievement of Company bookings targets (the “Bookings PSUs”) (PSUs granted prior to 2018, the “TSR PSUs”). We believe the combination of PSUs and restricted stock will further align the interests of our executive officers with our stockholders, as well as increase executive retention and motivation.

Equity Ownership Guidelines. To further align the interests of our executives and directors with those of our stockholders, our Board has adopted equity ownership guidelines for our executive officers and directors. These guidelines require these executive officers and directors to achieve target ownership levels under the terms of the guidelines, within the later of five years from March 3, 2015 or five years from the commencement by that person of a position set forth below:

Position	Multiple of Base Salary (as of December 31 of immediately preceding calendar year) or Retainer
Chief Executive Officer	3.0x base salary
Other Executive Officers	1.0x base salary
Members of our Board	3.0x retainer
Senior Bonus Plan. Our Senior Bonus Plan, available for NEOs and other senior executives designated by the Compensation Committee, is funded 50% according to the percentage of Revenue target achieved, and 50% according to the percentage of Adjusted EBITDA target achieved, which we believe aligns funding with our pay-for-performance philosophy.
“Claw-back” Policy. Our Board has adopted a “claw-back” policy. Under, and subject to, our “claw-back” policy, the Company may generally seek reimbursement of annual, performance-based cash bonuses made to covered executives, including our NEOs, which were based on achieving certain financial results, if the covered officer intentionally and knowingly engaged in fraud or misconduct that caused the need for a substantial and material restatement of our financial results for the applicable period if a lower cash incentive payment would have been made to the covered officer based upon those restated financial results. More specifically, compensation subject to the “claw-back” policy is any cash incentive payments made within the three-year period preceding the accounting restatement.
Other Corporate Governance Developments
Adoption of Majority Voting in Uncontested Director Elections. Consistent with our commitment to strong corporate governance, and after consideration of market practice and input from our stockholders, in 2016, our Board amended and restated our by-laws, to provide that, in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this standard, a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director and abstentions and broker non-votes are not counted as “votes cast.” In the case of contested elections (where, if as of a date that is 14 days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected), the required voting standard to be elected as a director continues to be by plurality vote.
If an incumbent director fails to receive the required majority vote for reelection, the director shall offer to tender his or her resignation to the Board. The Board may consider any factors they deem relevant (including, but not limited to, recommendations the Board may request from a designated committee) in deciding whether to accept or reject a director’s resignation or whether other action should be taken. Any director tendering such resignation will not be permitted to participate in the deliberations regarding whether to accept or reject such resignation. Within 90 days from the date the election results are certified, the Company will be required to publicly disclose the Board’s decision and the rationale behind such decision.
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement is furnished to the stockholders of record of DHI Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually at www.meetingcenter.io/270321060 on Tuesday, April 21, 2020, at 4:00 p.m., Eastern Time, and at any adjournments or postponements thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. In this proxy statement, we refer to DHI Group, Inc. as the “Company,” “we” or “us.”
This proxy statement and accompanying proxy and voting instructions are first being mailed on or about March 12, 2020 to holders of the Company’s Common Stock, par value $0.01 (the “Common Stock”), entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of any business at the Annual Meeting. Each owner of record of the Common Stock on the record date is entitled to one vote for each share. At the close of business on March 6, 2020, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 54,992,911 shares of the Common Stock issued and outstanding, including 4,542,445 shares of unvested restricted Common Stock. The shares of Common Stock are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbol “DHX.”

At the Annual Meeting, director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy. The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 2), the advisory approval of executive compensation (Proposal 3), and the approval of the Employee Stock Purchase Plan (Proposal 5) will require the affirmative vote of a majority in voting power of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Under the NYSE rules, the approval of an amendment to the 2012 Equity Plan (Proposal 4) will require the affirmative vote of a majority of votes cast at the Annual Meeting.
Broker non-votes and abstentions are included in determining whether a quorum is present. Broker non-votes and abstentions are not deemed to be “votes cast” with respect to the election of directors. Broker non-votes and abstentions will have no legal effect on Proposals 1 and 4, and an abstention, but not a broker non-vote, will have the same legal effect as a vote “AGAINST” Proposals 2, 3 and 5.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Under NYSE rules, a proposal to approve the appointment of our independent registered public accounting firm is considered a discretionary item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions.
All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote.
Stockholders will have the option to submit their proxies or voting instructions electronically through the Internet, by telephone or by using a traditional proxy card. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. The deadline for voting via the Internet or by telephone is 11:59 P.M., Eastern Daylight Time, on April 20, 2020. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder.
Any stockholder of record may revoke a proxy at any time before it is voted by filing with the Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).
Any written notice of revocation or subsequent proxy should be delivered to DHI Group, Inc., 1450 Broadway, 29th Floor, New York, NY 10018 Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted via the Internet or by telephone, a stockholder may simply submit a new proxy (including by means of the Internet or by telephone) at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.
We have retained Innisfree to perform proxy solicitation services for us, involving conducting a bank/broker search, distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. We will pay a fee not to exceed $15,000 to Innisfree, plus out-of-pocket expenses for these services.
If you have any questions or require any assistance with voting your shares, please contact Innisfree at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022

Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5833

DIRECTORS AND CORPORATE GOVERNANCE
Board Structure
Composition of our Board of Directors
The following directors have joined our Board since the beginning of 2014:

Name	Title	Company	Director Since
Brian “Skip” Schipper	Chief People Officer	Yext	February 2014
Carol Carpenter	Vice President of Product Marketing	Google Cloud	May 2014
Jim Friedlich	Executive Director and CEO	The Lenfest Institute for Journalism	January 2015
Jennifer Deason	CFO and Chief Business Officer	the dtx company	July 2016
Art Zeile	President & CEO	DHI Group, Inc.	April 2018
Scipio “Max” Carnecchia	Chief Executive Officer and Board Member	Mitek Systems	February 2019
David Windley	Chief Executive Officer	IQTalent Partners	February 2019
On May 8, 2019, Mr. Schipper became Chairman of the Board.
The Board met eleven times during fiscal 2019. Each director attended at least 75% of all of the meetings of the Board and committees on which he or she served. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the stockholders of the Company and meetings of the Board and committees of which he or she is a member.
Our by-laws provide that our Board will consist of no less than five and no more than 20 persons. The exact number of members on our Board of Directors will be determined from time to time by resolution of a majority of our full Board.
Our Board is divided into three classes, with each class serving a three-year term and one class being elected at each year’s annual meeting of stockholders. As of the date of the Annual Meeting, (i) Mses. Carpenter and Deason are currently serving as Class I directors with a term expiring at the 2020 Annual Meeting, (ii) Messrs. Zeile and Friedlich and Ms. Sheikholeslami are currently serving as Class II directors with a term expiring at the 2021 Annual Meeting, and (iii) Messrs. Carnecchia, Windley and Schipper are currently serving as Class III directors with a term expiring at the 2022 Annual Meeting.
Set forth below is information relating to the Company’s directors as of the date of this proxy statement, including the Class I Directors who are nominated for re-election at the Annual Meeting.

					Committee Membership
Name	Age	Director Since	Position	Standing for Election	AC	CC	N&CG
Art Zeile	56	2018	President and Chief Executive Officer, Director
Golnar Sheikholeslami	52	2012	Director		X
Brian “Skip” Schipper(1)	59	2014	Director, Chairman				X
Carol Carpenter	52	2014	Director	X		X	X
Jim Friedlich(2)	63	2015	Director			X
Jennifer Deason(3)	44	2016	Director	X	X
Scipio “Max” Carnecchia	57	2019	Director		X
David Windley	56	2019	Director			X
AC - Audit Committee
CC - Compensation Committee
N&CG - Nominating and Corporate Governance Committee

1.	On May 8, 2019, Mr. Schipper assumed the role of Chairman

2.	Mr. Friedlich is the Chairman of the Compensation Committee

3.	Ms. Deason is the Chairperson of the Audit Committee

Nominees for Election as Class I Directors - Term Expiring in 2023
Carol Carpenter has been a director since May 2014. Ms. Carpenter serves as the Vice President of Product Marketing for Google Cloud, leading the strategic and operational go-to-market for its portfolio of business-oriented products. From 2015 to 2016, Ms. Carpenter served as the Chief Executive Officer of ElasticBox Inc., which develops and offers solutions that enable organizations to deploy and manage agile applications for any cloud infrastructure. From 2013 to 2014, she led all marketing initiatives at ClearSlide, a high-growth business-to-business SaaS platform, and from 2006 to 2012, Ms. Carpenter was General Manager of the SMB and Consumer Business Units for Trend Micro, a global security company. A technology veteran, Ms. Carpenter has held previous marketing leadership roles at both startups and public companies, including Keynote Systems, Tumbleweed and Apple. Ms. Carpenter earned a bachelor’s degree at Stanford University and her Master’s Degree from the Harvard Business School. Ms. Carpenter serves as a mentor for the HBS Women in Technology group, as a board member of Stanford’s Asian Pacific Alumni group, and advises startups. Ms. Carpenter’s significant marketing experience in technology businesses provides helpful and unique expertise to our Board.
Jennifer Deason has been a director since July 2016. Ms. Deason serves as CFO and Chief Business Officer for the dtx company, a leader in creating technology-enabled systems connecting consumers to brands. From 2016 to 2018, Ms. Deason served as Executive Vice President, Head of Corporate Development and Strategy with Sotheby’s. She served as Chief Financial Officer at the Weather Channel from 2014 to 2016, where she worked to reposition the organization from a more traditional TV media company towards a data-focused, mobile-first advertising platform, prior to the sale of the digital and B2B businesses to IBM. She was with Bain Capital from 2008 to 2014, where she served as an Executive Vice President and partnered with CEOs and other senior level executives to improve company performance and drive transformations through strategic initiatives and performance management. While at Bain, Ms. Deason served in several interim operating roles such as President, Chief Marketing Officer and Chief Financial Officer and was a board member of several portfolio companies. Ms. Deason holds an MBA from Stanford University and a B.A. from Yale University, and is closely involved in both schools. She is also on the Board of Trustees at the Massachusetts Museum of Contemporary Art. Ms. Deason’s significant experience in financial and other operating roles, as well as her experience in the private equity field, provide helpful perspective to our Board. The Board has also considered Ms. Deason’s prior financial experience, including her work as a Chief Financial Officer, which was instrumental in her being selected to serve as Chairperson of the Audit Committee.
Class II Directors - Term Expiring in 2021
Art Zeile was appointed as the President and Chief Executive Officer of the Company effective as of April 10, 2018. Mr. Zeile was also appointed as a Class II director of the Company. In 2008, Mr. Zeile co-founded HOSTING, a cloud computing services company, and served as its Chief Executive Officer from 2008 until 2016. At HOSTING, Mr. Zeile formulated a strategy for a rollup of cloud services companies in the U.S. and focused on managing security and compliance for mission critical web applications. Prior to HOSTING, Mr. Zeile served as CEO of QTC Management Inc. (“QTC”), a healthcare technology company, from 2006 to 2007. Prior to joining QTC, Mr. Zeile co-founded Inflow Inc., a public data center company, and served as its CEO from 1997 until 2005. Mr. Zeile also previously served in the United States Air Force from 1988 until 1993. Mr. Zeile has served on the board of directors of National Bank Holding Corporation, a NYSE listed company, since 2016 and also serves on the board of directors of Element Critical. Mr. Zeile earned a bachelor’s degree in Astronautical Engineering from the U.S. Air Force Academy and a master’s degree in public policy from Harvard University. Mr. Zeile was appointed to serve on the Board of Directors because his day to day leadership as our President and Chief Executive Officer provides him with intimate knowledge of the Company’s business, business strategy and its industry.
Golnar Sheikholeslami has been a director since September 2012. Since October 2019, Ms. Sheikholeslami has served as President and Chief Executive Officer of New York Public Radio. From January 2015 until September 2019, Ms. Sheikholeslami has served as the Chief Executive Officer and President of Chicago Public Media. Ms. Sheikholeslami was the Executive Vice President and Chief Product Officer of Everyday Health, Inc., a new media health company, from July 2010 through March 2013. Prior to joining Everyday Health, she worked for The Washington Post from 2002 to 2010 where Ms. Sheikholeslami held several positions of increasing authority culminating as Vice President and General Manager of digital operations. In that role, she was responsible for the overall strategic direction, product development, innovation, technology and day-to-day operations for the company’s digital properties. Previously, Ms. Sheikholeslami led Condé Nast’s Style.com as Senior Vice President and Managing Director from 2000 to 2002, after joining the company in 1997. Ms. Sheikholeslami holds an MBA from the Darden School of Business at the University of Virginia and a B.S. from Georgetown University. Ms. Sheikholeslami also serves on the board of directors of National Public Radio, Inc. Ms. Sheikholeslami’s significant experience in advertising supported businesses, online content businesses and leading digital businesses provides helpful and unique expertise to the Company.
Jim Friedlich has been a director since January 2015. Since September 2016, Mr. Friedlich has served as the Chief Executive Officer and Executive Director of The Lenfest Institute of Journalism. Mr. Friedlich co-founded Empirical Media Advisors in 2011 and served as its Chief Executive Officer since 2014. In 2001, he co-founded the private equity firm of ZelnickMedia and was a general partner there until 2011, specializing in equity-backed turnarounds and restructuring media companies. Earlier in his career, Mr. Friedlich served as VP of Business Development - Digital Publishing and Vice President of International Sales, Marketing and Business Development at Dow Jones & Company/The Wall Street Journal. Mr. Friedlich attended Dartmouth College, earned an MBA from the Stanford University School of Business and a B.A. from Wesleyan University. Mr. Friedlich brings insight to our Board based on his experience in the private equity field and his focus on media.
Class III Directors - Term Expiring in 2022
Brian “Skip” Schipper has been a director since February 2014, and Chairman of the Board since May 2019. Since May 2016, Mr. Schipper has served as the Chief People Officer for Yext, Inc. From January 2014 to March 2016, Mr. Schipper led Human Resources at Twitter. Prior to joining Twitter, Mr. Schipper was the Chief Human Resources Officer at Groupon from June 2011 to January 2014, where he oversaw the HR and administrative organization globally and was integral in building the infrastructure to support its global expansion efforts. Mr. Schipper was the Chief Human Resources Officer at Cisco Systems from October 2006 to June 2011. He has held executive level human resources and administrative roles at Microsoft, DoubleClick, Pepsico, Compaq and Harris Corporation. Mr. Schipper holds an MBA from Michigan State University and a B.A. from Hope College. Mr. Schipper’s extensive industry experience and his human resources expertise is a great combination to help our Board guide our strategy.
Scipio “Max” Carnecchia has been a director since February 2019. Mr. Carnecchia has served as the Chief Executive Officer and as a director of Mitek Systems, Inc. since November 2018. From October 2017 until July 2018, Mr. Carnecchia served as the Chief Executive Officer and board member of Illuminate Education, Inc., the market-leading Software as a Services education platform. Prior to Illuminate, Mr. Carnecchia was the President and Chief Executive Officer of Accelrys, Inc. and has also served on the Accelrys Board from 2009 until its acquisition in 2014. After the acquisition, Mr. Carnecchia continued to service as Chief Executive Officer of that business, which was renamed BIOVIA. Mr. Carnecchia previously served as President of Interwoven, Inc., a content management software company, which was acquired by Autonomy Corporation plc in January 2009. Prior to joining Interwoven, Mr. Carnecchia served as Vice President of Global Sales of Xoriant Corporation, a software product development company, from April 2000 to January 2001 and as Vice President of Sales and Services of SmartDB Corporation, a provider of data integration toolkits for systems integrators and IT organizations, from September 1996 to February 2000. Mr. Carnecchia has demonstrated significant leadership skills in his CEO roles at Accelrys, BIOVIA and Illuminate Education, Inc. and as Vice President of Xoriant and SmartDB and brings more than two decades of high technology experience to his position on the Board. During the past six (6) years, Mr. Carnecchia has served as a member of the boards of directors of: Guidance Software, Inc.; Agilysys, Inc.; and Accelrys, Inc. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from The Stevens Institute of Technology. Mr. Carnecchia’s wealth of experience in the operational, sales, and technology industries, as well as his background as an operating executive and board member of publicly held companies, provide helpful and unique expertise to the Company.
David Windley has been a director since February 2019. Mr. Windley has served as the President for IQTalent Partners, a professional services firm focused on talent acquisition, since September 2014. Prior to IQTalent Partners, Mr. Windley served as Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014. From December 2006 to September 2012, Mr. Windley served as Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc. Prior to Yahoo!, Mr. Windley served as General Manager, Human Resources, for Microsoft Corporation from December 2003 to December 2006 and as Vice President Human Resources, Business Units, for Intuit Inc. from December 2001 to December 2003. Mr. Windley held various positions with Silicon Graphics, Inc. from 1991 to 2001, culminating in Vice President, Human Resources. Mr. Windley also serves on the board of directors at Tennant Company, as the chair of the compensation committee, and serves as a board chair for the Society of Human Resources Management (SHRM), the largest membership organization for human resources professionals. Mr. Windley holds a Master’s of Business Administration degree from San Francisco State University and a bachelor’s of science degree from San Diego State University. Mr. Windley’s extensive human resources experience in a variety of industries provide him with intimate knowledge of the Company’s business, which will help our Board guide our strategy.
Director Independence
We have determined that Mses. Sheikholeslami, Carpenter and Deason and Messrs. Schipper, Friedlich, Carnecchia and Windley are independent as such term is defined by the applicable rules and regulations of the NYSE for purposes of serving on our Board. Additionally, each of these directors meets the categorical standards for independence established by our Board, as set forth in our Corporate Governance Guidelines, which are posted on our website.

Board Leadership Structure
Mr. Zeile became President and Chief Executive Officer and a director of the Company on April 10, 2018 and Mr. Schipper became Chairman of the Board immediately prior to the 2019 Annual Meeting. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations.
We have independent Board members who bring experience, oversight and expertise from outside the Company and our industry. The Board meets as necessary in executive sessions of the non-management directors.
Corporate Governance
Required Certifications
The Company has filed with the Securities and Exchange Commission (the “Commission”), as exhibits to its Annual Report on Form 10-K, the certifications required by its Chief Executive Officer and Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002. The Company has also timely submitted to the NYSE the Section 303A Annual CEO Certification for 2019, and such certification was submitted without any qualifications.
Committees of the Board
Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following is a brief description of these committees.
Audit Committee
The current members of the Audit Committee are:
Jennifer Deason (Chairperson)
Golnar Sheikholeslami
Scipio (Max) Carnecchia

The Audit Committee met six times during fiscal 2019. Our Audit Committee assists the Board in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm, our oversight of Company risk, and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee also reviews and approves related-party transactions as required by the rules of the NYSE. The authority and responsibility of the Audit Committee is further set forth in its charter, which is available under the Investors section of our website and in print to any stockholder who requests a copy from the Corporate Secretary.
Ms. Deason and Mr. Carnecchia each qualify as an “audit committee financial expert” under the rules of the Commission implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mses. Deason and Sheikholeslami and Mr. Carnecchia meet the independence and the experience requirements of the NYSE and the federal securities laws.
Audit Committee Report
The charter of the Audit Committee, which is available under the Investors section of our website, specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•
the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s independent registered public accounting firm’s qualifications and independence;

•	the audit of the Company’s financial statements; and

•
the performance of the Company’s internal audit function and independent registered public accounting firm, and such other matters as shall be mandated under applicable laws, rules and regulations as well as listing standards of the NYSE.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•
supervises the relationship between the Company and its independent registered public accounting firm, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accounting firm; and

•
oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of the Company’s internal auditing program.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the Company’s independent registered public accounting firm, the Company’s internal auditor, the Company’s Chief Financial Officer and the Company’s General Counsel.
The Audit Committee periodically reviews the performance of the Company’s independent registered public accounting firm to determine if the current firm should be retained.
Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, is responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review this process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent registered public accounting firm.
As part of its oversight of the preparation of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During fiscal 2019, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by Auditing Standards No. 1301 - Communications with Audit Committees. The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board.
In addition, the Audit Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Commission.
The members of the Audit Committee submitting this report include:
Jennifer Deason (Chairperson)
Golnar Sheikholeslami
Scipio (Max) Carnecchia
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are:
Brian (Skip) Schipper (Chairman)
Carol Carpenter

The Nominating and Corporate Governance Committee met four times in 2019. The Nominating and Corporate Governance Committee selects, or recommends that the Board select, candidates for election to our Board, develops and recommends to the Board corporate governance guidelines that are applicable to us and oversees director and management evaluations. The Nominating and Corporate Governance Committee is charged with setting the agenda for each Board meeting. The Nominating and Corporate Governance Committee also is responsible for working with the CEO to coordinate succession planning for key management positions at the Company, including the CEO position. The authority and responsibility of the Nominating and Corporate Governance Committee is further set forth in its charter, which is available under the Investors section of our website and in print to any stockholder who requests a copy from the Corporate Secretary.
With respect to director nominees, the Nominating and Corporate Governance Committee (i) identifies individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) reviews the qualifications of any such person submitted to be considered as a member of the Board by any stockholder or otherwise, (iii) conducts background checks of individuals the Nominating and Corporate Governance Committee intends to recommend to the Board as director nominees, and (iv) selects, or recommends that the Board select, the director nominees for the next annual meeting of stockholders or to fill in vacancies on the Board. The Nominating and Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Company’s by-laws. In identifying and reviewing qualifications of candidates for membership on the Board, the Nominating and Corporate Governance Committee evaluates all factors which it deems appropriate, including the requirements of the Company’s Corporate Governance Guidelines and the other criteria approved by the Board.
Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The assessment of candidates for the Board includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity policy set forth in the Corporate Governance Guidelines annually in connection with the nomination of directors for election at the annual meeting of stockholders.
In 2014, we amended our Corporate Governance Guidelines to provide that no person will be nominated by the Board to serve as a director after he or she has passed his or her 72nd birthday, unless the Nominating and Corporate Governance Committee has recommended to the Board, and the Board has voted, on an annual basis, to waive, or continue to waive, the retirement age of such person as a director as a result of the Committee’s and the Board’s affirmative determination that he or she provides an important and distinctive value in his or her role as a director. The composition of the current Board reflects diversity in business and professional experience, skills, gender, and age.
The Nominating and Corporate Governance Committee undertook a process beginning in 2013 to identify and retain new Board members who would enhance the composition of the Board. As a result of this process, Mr. Schipper joined the Board in February 2014, Ms. Carpenter joined the Board in May 2014, Mr. Friedlich joined the Board in January 2015, Ms. Deason joined the Board in July 2016, and Messrs. Carnecchia and Windley joined the Board in February 2019.
Compensation Committee
The current members of the Compensation Committee are:
Jim Friedlich (Chairman)
Carol Carpenter
David Windley

The Compensation Committee met seven times in 2019. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Compensation Committee also administers the issuance of awards under our equity incentive plans. The authority and responsibility of the Compensation Committee is further set forth in its charter, which is available under the Investors section of our website and in print to any stockholder who requests a copy from the Corporate Secretary. For further information on the Compensation Committee’s engagement of a compensation consultant and the role of our executive officers in determining or recommending the amount or form of executive and director compensation, please see the “Compensation Discussion & Analysis—Benchmarking” and “Compensation Discussion & Analysis—Management’s Role in the Compensation-Setting Process” sections below.
Compensation Risks
The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including our executive officers, as they relate to risk management practices and risk-taking incentives and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considers that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees. These features include: (i) a balanced mix of cash and equity, annual and longer-term incentives, and types of performance metrics, (ii) the ability of the Compensation Committee to exercise negative discretion over all incentive program payouts, (iii) performance targets for incentive compensation that include both objective Company performance targets (such as Revenue and EBITDA targets) and individual performance goals, (iv) time-based vesting of equity awards that encourages long-term retention, (v) a bonus plan for the majority of non-executive employees that is capped at an amount equal to a small percentage of each employee’s annual base salary, and (vi) internal controls on commissions paid to employees in the sales division.
It is also our policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.
Compensation Committee lnterlocks and Insider Participation
None of the members of the Compensation Committee have ever served as an officer or employee of the Company. During 2019, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.
Corporate Governance Guidelines and Code of Conduct and Ethics
The Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, stock ownership by directors and compensation of directors, management succession and review, Board committees and selection of new directors. A copy of the Company’s Corporate Governance Guidelines is available under the Investors section of our website and in print to any stockholder who requests a copy from the Corporate Secretary.
The Company has also adopted a Code of Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. A copy of the Company’s Code of Conduct and Ethics is available under the Investors section of our website and in print to any stockholder who requests a copy from the Corporate Secretary. If the Company amends or waives the Code of Conduct and Ethics with respect to the directors, Chief Executive Officer, Chief Financial Officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.
Risk Management
The Board has an active role in overseeing the Company’s risk management. The Board regularly reviews information presented by management regarding the Company’s business and operational risks, including relating to security, privacy, credit and liquidity. The Board committees also play an active role in managing the Company’s risk. The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures. The Audit Committee reviews and discusses at least annually the Company’s code of ethics and procedures in place to enforce the code of ethics and, if there were any amendment or waiver requests relating to the Company’s code of ethics for the chief executive officer or senior financial officers, would review and make a determination on such requests. In addition, the Audit Committee reviews related party transactions and potential conflicts of interest related thereto. The Compensation Committee reviews the Company’s overall compensation program and its effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders. The Nominating and Corporate Governance Committee manages risks associated with director independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Hedging Transactions in Company Securities

Because the Company believes it is improper and inappropriate for any person to engage in short-term or speculative transactions involving the Company’s securities, it is the policy of the Company that directors, officers, and employees of the Company, and their related parties (“Affected Persons”), are prohibited from engaging in any of the following activities with respect to securities of the Company:

1. Purchases of stock of the Company on margin. An Affected Person may pledge Company securities as security for margin accounts.

2. Short sales (i.e., an Affected Person selling stock they do not own and borrowing the shares to make delivery).

3. Buying or selling puts, calls, options, or other derivatives in respect of securities of the Company.

Although the Company discourages speculative hedging transactions, the Company does permit long-term hedging transactions that are designed to protect an Affected Person’s investment in Company securities (i.e., the hedge must be for at least six months and relate to stock or options held by the Affected Person). If an Affected Person wishes to engage in any such transaction, the Affected Person must pre-clear it in accordance with the Company’s pre-clearance procedures.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for the implementation and compliance with this Policy.
For the purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved by our Board of Directors or Compensation Committee.
Our Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may only approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
Our Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will also make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The table below sets forth, as of March 6, 2020, information with respect to the beneficial ownership of our Common Stock by:

•	each of our directors and each of the executive officers named in the Summary Compensation Table under “Executive Compensation”;

•	each person or group who is known to be the beneficial owner of more than 5% of any class or series of our capital stock; and

•	all of our directors and executive officers as a group.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of the regulations of the Commission governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address of Beneficial Owners	Shares of Common Stock Beneficially Owned
	Outright Ownership	Common Stock underlying vested and exercisable options or options becoming vested and exercisable within 60 days	Unvested Restricted Shares	Total Number of Shares	Percentage of Class
5% Stockholders
Nantahala Capital Management, LLC(1)	4,839,595	n.a.	n.a.	4,839,595	8.8%
Archon Capital Management LLC(2)	3,835,398	n.a.	n.a.	3,835,398	7.0%
Dimensional Fund Advisors LP(3)	3,808,846	n.a.	n.a.	3,808,846	6.9%
Blackrock, Inc.(4)	3,355,641	n.a.	n.a.	3,355,641	6.1%
Renaissance Technologies LLC(5)	3,004,400	n.a.	n.a.	3,004,400	5.5%

Directors and Named Executive Officers
Art Zeile(6)(8)	986,597	—	1,149,375	2,135,972	3.9%
Kevin Bostick(7)(8)	32,198	—	44,250	76,448	*
Luc Grégoire(8)	251,874	—	189,211	441,085	*
Pamela Bilash(8)(9)	186,273	30,000	136,875	353,148	*
Brian Campbell(8)(10)	226,003	30,000	135,625	391,628	*
Ian Shepherd(8)	—	—	—	—	*
Paul Farnsworth(11)	67,505	—	96,667	164,172	*
Brian (Skip) Schipper(8)	141,200	—	35,250	176,450	*
Golnar Sheikholeslami(8)	138,700	—	35,250	173,950	*
Carol Carpenter(8)	81,387	—	35,250	116,637	*
Jennifer Deason(8)	112,200	—	35,250	147,450	*
Jim Friedlich(8)	13,200	—	35,250	165,450	*
Scipio “Max” Carnecchia(8)	30,270	—	35,250	65,520	*
David Windley(8)	5,270	—	35,250	40,520	*
All current directors and executive officers as a group (17 persons)	2,671,288	60,000	2,462,522	5,193,810	9.4%

*	Less than 1%

(1)
Based solely on a Schedule 13G filed with the SEC on December 31, 2019. Nantahala on behalf of Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) is the beneficial owner of 4,839,595 shares of the Common Stock. The business address for Nantahala is 130 Main St 2nd Floor, New Canaan, CT 06840.

(2)
Based solely on a Schedule 13G filed with the SEC on December 31, 2019. Archon on behalf of Archon Capital Management LLC , Constantinos Christofilis, and Strategos Fund, L.P. (collectively, “Archon”) is the beneficial owner of 3,835,398 shares of the Common Stock. The business address for Archon is 1100 19th Avenue E, Seattle, WA 98112.

(3)
Based solely on a Schedule 13G filed with the SEC on December 31, 2019. Dimensional Fund Advisors LP (“Dimensional”) is the beneficial owner of 3,808,846 shares of the Common Stock. The business address for Dimensional is Building One, 6300 Bee Cave Rode, Austin, TX 78746. Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trust and separate accounts (“Funds”). All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)
Based solely on a Schedule 13G filed with the SEC on December 31, 2019. BlackRock, Inc. is the beneficial owner of 3,355,641 shares of the Common Stock. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055

(5)
Based solely on a Schedule 13G filed with the SEC on June 13, 2019. Renaissance Technologies LLC is the beneficial owner of 3,004,400 shares of the Common Stock. The business address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY, 10022.

(6)	The total amount excludes shares underlying 335,000 unvested PSUs. Unvested PSUs of 335,000 were granted on 2/3/2020.

(7)	The total amount excludes shares underlying 14,408 unvested PSUs. Unvested PSUs of 14,408 were granted on 2/3/2020.

(8)	Such person’s business address is c/o DHI Group, Inc., 1450 Broadway, 29th Floor, New York, NY 10018.

(9)	The total amount excludes shares underlying 50,000 unvested PSUs. Unvested PSUs of 50,000 were granted on 2/3/2020.

(10)	The total amount excludes shares underlying 50,000 unvested PSUs. Unvested PSUs of 50,000 were granted on 2/3/2020.

(11)	The total amount excludes shares underlying 50,000 unvested PSUs. Unvested PSUs of 50,000 were granted on 2/3/2020.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information required by this item as of December 31, 2019 regarding compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)		(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders	682,820	(1)	$8.28	2,878,232
Equity compensation plans not approved by security holders	545,717	(2)	n/a	n/a
Total	1,228,537		$8.28	2,878,232

(1)	Represents 190,000 options to be issued and 492,820 performance-based restricted stock units (shown at the actual performance level), granted under the 2012 Equity Plan.

(2)	Represents inducement award of performance-based restricted stock units (shown at the actual performance level) that was not covered under the 2012 Equity Plan.

(3)	Performance-based restricted stock units do not have an exercise price and so they are not included in the calculation of the weighted average exercise price.
Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Commission and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied during fiscal year 2019 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of Arie Kanofsky, who, due to administrative error, filed one Form 4 later than the time prescribed by the SEC.

ITEMS TO BE VOTED ON
Proposal 1: Election of Directors

The current term of office of the Company’s Class I Directors expires at the 2020 Annual Meeting. The Board proposes that the following nominees, each of whom are currently serving as directors, be elected for a new term of three years or until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. See “Directors and Corporate Governance—Board Structure—Composition of our Board of Directors,” for a full biography of each nominee.

Carol Carpenter
Jennifer Deason
Directors are elected by a majority of the votes cast with respect to a director nominee. For more information regarding voting in director elections, see the sections of the proxy statement entitled “Proxy Statement Summary” and “Information Concerning Solicitation and Voting.”
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 2019 are described below under “Principal Accounting Fees and Services.”
Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Company’s auditors since the Company’s incorporation in 2005. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.
Stockholder approval is not required for the selection of Deloitte & Touche LLP since the Audit Committee has the responsibility for the selection of auditors. However, the selection is being submitted for approval at the Annual Meeting. In the event the stockholders do not ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal 2020, the selection will be reconsidered by the Audit Committee and the Board. Even if the selection of Deloitte & Touche LLP is ratified by our stockholders, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority in voting power of shares of Common Stock present in person or represented by proxy and entitled to vote is needed to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

Policy for Approval of Audit and Permitted Non-Audit Services
The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee has the sole authority to review in advance and grant pre-approvals of (i) all auditing services to be provided by the Company’s independent registered public accounting firm and (ii) all non-audit services to be provided by such firm. The Audit Committee also has the authority to approve all fees and other terms of engagement and the ability to set a cap on fees for the requisite period. The Audit Committee may delegate its authority to pre-approve services to a designated member of the Audit Committee, so long as the decisions made by such member are ratified by the Audit Committee at a subsequent meeting. Under the policy, the Audit Committee has generally pre-approved the provision by the Company’s independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.
Principal Accounting Fees and Services
The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) conducted the 2019 and 2018 audits of the Company’s financial statements. Fees billed by the Deloitte Entities to the Company for services provided during the 2019 and 2018 fiscal years were as follows:

	Fiscal 2019	Fiscal 2018
Audit fees(1)	$587,200	$550,000
Audit-related fees	—	—
Tax fees	—	—
All Other fees	—	—
Total fees for services provided	$587,200	$550,000

(1)
Audit fees are fees billed by the Deloitte Entities for professional services for the audit of the Company’s annual financial statements and the audit of internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.

Proposal 3: Advisory Vote with Respect to the Compensation of our Named Executive Officers
We are committed to strong corporate governance. As part of this commitment, we provide our stockholders with the opportunity to cast an annual “Say-on-Pay” advisory vote on our named executive officer (“NEO”) compensation. In compliance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are submitting to our stockholders for approval a non-binding resolution to ratify NEO compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.
We believe that both we and our stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This proposal gives our stockholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the Company’s named executive officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In considering your vote, you are encouraged to read “Executive Compensation,” the accompanying compensation tables, and the related narrative disclosure. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.
Proposal 4: Approval of a Second Amendment to the 2012 Equity Plan to Increase the Number of Shares of Common Stock Available for Issuance Under the Plan
The Board has previously adopted and our stockholders have previously approved the DHI Group, Inc. 2012 Omnibus Equity Award Plan (the “2012 Equity Plan”), a copy of which is incorporated by reference from Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-182756) filed on July 19, 2012. Subject to the approval of our stockholders, the Board on March 11, 2020 adopted a second amendment (the “Amendment”) to the 2012 Equity Plan to increase the number of shares of Common Stock available for issuance under the 2012 Equity Plan. In this proposal, we are asking our stockholders to approve the 2012 Equity Plan, as proposed to be amended by the Amendment.

As of March 10, 2020, the Company has 1.4 million shares available to grant under the 2012 Equity Plan, and 120,000 options outstanding with a weighted average term of one year. The proposed Amendment would increase the number of shares of Common Stock available for issuance under the 2012 Equity plan by 4.0 million shares.

Year	Restricted Stock Granted	Effect with Burn Rate Multiplier (3)	Basic Weighted Average Common Shares Outstanding	Burn Rate (with CEO Inducement Grant) (4)	Burn Rate (without CEO Inducement Grant) (4)
2019(1)	2,257,940	3,386,910	48,739,000	7.0%	7.0%
2018(1)	4,087,342	6,131,013	48,520,000	12.6%	7.2%
2017	1,724,500	2,586,750	47,908,000	5.4%	5.4%
3-Year Average(2)	2,689,927	4,034,891	48,389,000	8.3%	6.5%

(1)	During 2017, 2018 and 2019, there were no stock options granted and no performance-based restricted stock units vested.

(2)	Computed using a simple average of the three years.

(3)
Effect with Burn Rate Multiplier reflects the number of shares underlying equity awards granted in the year, adjusted by a burn-rate multiplier of 1.5, which incorporates a measure of stock price volatility into the overall calculation.

(4)
In 2018, we hired Art Zeile to be our CEO to help direct the turnaround of the Company. In order to incentivize Art to join us, we offered him special inducement grants in the form of (i) 1,750,000 shares of restricted stock that vest over 4 years, and (ii) 750,000 PSUs (of which only 545,717 were earned based on actual performance) (and both the restricted stock and the PSU grants, collectively the “Inducement Grants”).

The Inducement Grants, as defined in note 4 above, were special one-time grants that were awarded outside the 2012 Equity Plan pursuant to an exemption under New York Stock Exchange rules and are not part of any ongoing regular compensation program for the CEO. Consequently, we believe that the Inducement Grants distort our historical equity usage and should not be included when shareholders evaluate this share reserve increase. In addition, we understand that ISS may evaluate this share request by utilizing the “Media & Entertainment” industry GICS code, which has an ISS burn rate benchmark of 7.66%. If the Inducement Grants are not included in this burn rate calculation, as we believe most appropriate, our 3-year average burn rate of 7.0% would be below this Media & Entertainment limit. It is important for our shareholders to remember that prior to September 2018, we had historically been classified under the Software & Services industry GICS code, which has a higher ISS burn rate benchmark of 9.94%. Notably, our current 3-year average burn rate of 8.3% (which includes the Inducement Grants) would have been below the ISS benchmark for Software and Services.

Our Board encourages shareholders to approve this 4 million share reserve increase under the 2012 Equity Plan given the following:

•
Our CEO received only the Inducement Grants in 2018 and did not receive any additional annual equity in 2019. The Inducement Grants were necessary to attract our CEO to join the Company and begin our turnaround process.

•
We expect the request for 4 million additional shares, which aligns with the scope of the allocation requested and approved in 2017, to be sufficient funding under the 2012 Equity Plan for approximately 3 years of equity grants to our employees, Board members and other eligible service providers (based upon the closing stock price of $2.36 on March 10, 2020).

•
Our Board believes that equity compensation plays an important role in our compensation program, for retention purposes and to attract new employees, by aligning the interests of the participants in our compensation programs with those of our stockholders, and therefore, it is essential for our Company to have a sufficient number of reserved shares available for issuance under our equity compensation plans, and without the additional shares, our Company would not be in a position to do so. These additional shares are necessary from a strategic and operational perspective in order to attract and retain the talent required to make our business successful.

Our Board believes that the proposed increase will provide a sufficient number of available shares of Common Stock for future granting needs to help our Company achieve the purposes of the 2012 Equity Plan. Our Board reviewed our historical and prospective usage of equity to determine the number of shares we will most likely require for future compensation purposes for the next three years. This review took into account shares remaining in the 2012 Equity Plan, potential shares that may become issuable in the future based on performance, including year-to-date accruals under our current programs, and the effect of new hires as our Company continues to grow. Our Board also considered our prospective equity usage relative to our peers. If the stockholders do not approve this Proposal 4, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2012 Equity Plan, and the 2012 Equity Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

Summary of Sound Governance Features of the 2012 Equity Plan

The Board and the Compensation Committee believe the 2012 Equity Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•No “evergreen” provision. The number of shares of Common Stock available for issuance under the 2012 Equity Plan is fixed and will not adjust based upon the number of shares of Common Stock outstanding.

•Stock option exercise prices and SAR grant prices may not be lower than the fair market value on the date of grant. The 2012 Equity Plan prohibits granting stock options and SARs with exercise prices or grant prices, as applicable, lower than the fair market value of a share of Common Stock on the date of grant, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•No repricing or exchange without stockholder approval. The 2012 Equity Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•“Clawback” provisions. The 2012 Equity Plan contains “clawback” provisions, which permit the Compensation Committee to provide in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-compete, non-solicit, non-disclosure or other agreement or otherwise engaged in activity that is in conflict with or adverse to the interests of the Company, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized.

•A copy of the Amendment is attached as Annex A to this Proxy Statement. Except for the change outlined above, there are no other changes to the terms and provisions of the 2012 Equity Plan. The 2012 Equity Plan was amended by our Board on March 11, 2020 and is subject to the approval of our stockholders at the Annual Meeting. The Amendment to the 2012 Equity Plan was approved by our Board, which was advised by Compensia, our compensation consultant.

Summary of the 2012 Equity Plan Features

The following is a summary of the material terms and conditions of the 2012 Equity Plan assuming that the proposed amendment to increase the shares under the 2012 Equity Plan is approved by stockholders at the Annual Meeting. Except for the foregoing, there are no other changes to the terms and provisions of the 2012 Equity Plan. This summary is qualified in its entirety by reference to the 2012 Equity Plan and the Amendment attached as Annex A to this proxy statement/prospectus. You are encouraged to read the 2012 Equity Plan and the Amendment in its entirety.

Administration. The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) administers the 2012 Equity Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2012 Equity Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2012 Equity Plan. The Compensation Committee has full discretion to administer and interpret the 2012 Equity Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee are eligible for awards under the 2012 Equity Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2012 Equity Plan. As of March 10, 2020, we had approximately 569 employees and officers eligible to participate in the 2012 Equity Plan, as well as 6 non-employee directors.

Number of Shares Authorized. An aggregate of eleven million shares of our Common Stock are authorized for issuance under the 2012 Equity Plan. The 2012 Equity Plan provides for an aggregate of eleven million shares of our Common Stock plus any shares of our Common Stock that were available for issuance under the Dice Holdings, Inc. 2007 Equity Award Plan and the Dice Holdings, Inc. 2005 Omnibus Stock Plan (the “Prior Plans”) as of the date that the 2012 Equity Plan was approved by our stockholders, April 20, 2012, or that become available after that date upon cancellation or expiration of awards granted under the Prior Plans to the extent not exercised or settled to be available for awards under the 2012 Equity Plan. The following sub-limits also apply under the 2012 Plan: (i) no more than 3,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2012 Equity Plan; (ii) no participant may be granted awards of options and stock appreciation rights with respect to more than 2,000,000 shares of our Common Stock in any 12-month period; (iii) no more than 1,000,000 shares of our Common Stock may be granted under the 2012 Equity Plan to any participant during a performance period (or with respect to each year if the performance period is more than one year); (iv) the maximum amount payable for an individual employee or officer under the 2012 Equity Plan for any single year during a performance period is $5,000,000 (with respect to each year if the performance period is more than one year); (v) the maximum amount payable for a non-employee director under the 2012 Equity Plan for any single fiscal year in respect of performance for such year is $750,000; (vi) shares of our Common Stock subject to awards are generally unavailable for future grant; and (vii) if any award granted under the 2012 Equity Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2012 Equity Plan; provided, in no event shall such shares increase the number of shares of our Common Stock that may be delivered pursuant to incentive stock options granted under the 2012 Equity Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2012 Equity Plan, the number of shares covered by awards then outstanding under the 2012 Equity Plan, the limitations on awards under the 2012 Equity Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2012 Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (which are referred to herein as Substitute Awards).

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2012 Equity Plan are non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2012 Equity Plan are subject to the terms and conditions established by the Compensation Committee. Unless otherwise provided by the Compensation Committee in an award agreement, an option will vest and become exercisable with respect to 25% of the shares of our Common Stock subject to such option on the first anniversary of the vesting commencement date and with respect to an additional 6.25% on the last day of each three-month period following thereafter. Further, unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of an option expires upon termination of employment or service of the participant granted the option with the Company and its affiliates, and the vested portion of such option will remain exercisable for (i) one year following termination of employment or service with the Company and its affiliates by reason of such participant’s death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment or service with the Company and its affiliates for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service with the Company and its affiliates for cause, but not later than the expiration of the option period, and both the unvested and the vested portion of an option will expire upon the termination of the participant’s employment or service with the Company and its affiliates by the Company for cause. Under the terms of the 2012 Equity Plan, the exercise price of the options may not be less than the fair market value of our Common Stock at the time of grant (except with respect to substitute awards). Options granted under the 2012 Equity Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2012 Equity Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term is automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee permits in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. The Compensation Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of our Common Stock, or other property, an option previously granted to a participant.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the 2012 Equity Plan. SARs are subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2012 Equity Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option are subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Unless otherwise specified by the Compensation Committee in an award agreement, a SAR award is subject to the same default vesting provisions as described above under “Stock Options.” Except as otherwise provided by the Compensation Committee (in the case of substitute awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock for each SAR may not be less than 100% of the fair market value of such share, determined as of the date of grant. A SAR granted independent of an option has a maximum term of ten years from the date of grant. The remaining terms of the SARs are established by the Compensation Committee and reflected in the award agreement.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock under the 2012 Equity Plan. Awards of restricted stock are subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period.

The Compensation Committee is authorized to award restricted stock unit awards. Restricted stock unit awards are subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of our Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Unless otherwise provided by the Compensation Committee in an award agreement, the restricted period applicable to any restricted stock or restricted stock unit award will lapse with respect to 25% of the award on the first anniversary of the vesting commencement date and with respect to an additional 6.25% on the last day of each three-month period thereafter.

Further, unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of restricted stock and restricted stock unit awards will terminate and be forfeited upon termination of employment or service of the participant granted the applicable award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the restricted stock and restricted stock units which acceleration shall not affect any other terms and conditions of such awards.

Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2012 Equity Plan in the form of a “Performance Compensation Award” by conditioning the number of shares earned or vested under the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:
•net earnings or net income (before or after taxes);
•basic or diluted earnings per share (before or after taxes);
•net revenue or net revenue growth;
•gross revenue or gross revenue growth, gross profit or gross profit growth; net operating profit (before or after taxes);

•return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);
•cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;
•earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);
•gross or net operating margins;
•productivity ratios;
•share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);
•objective measures of customer satisfaction;
•working capital targets;
•measures of economic value added or other “value creation” metrics;
•inventory control;
•enterprise value;
•sales;
•stockholder return;
•client retention;
•competitive market metrics;
•employee retention;
•timely completion of new product rollouts;
•timely launch of new facilities;
•objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);
•system-wide revenues;
•royalty income;
•cost of capital, debt leverage year-end cash position or book value;
•strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or
•any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or, stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code is granted, and Performance Goals for such an award are established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the Performance Goal; and provided further that in no event is a Performance Goal considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant’s Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned through the use of negative discretion consistent with Section 162(m) of the Code, if, in its sole judgment, such reduction or elimination is appropriate.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant is eligible to receive payment in respect of a performance compensation award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s performance compensation award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2012 Equity Plan) to such Performance Goals.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and the Company, in the event of a change of control, if a participant’s employment or service is terminated by the Company other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable Performance Goals); and (iii) awards previously deferred will be settled in full as soon as practicable following such participant’s date of termination. All incomplete performance periods in effect on the date the change in control occurs will end on such date, and the Compensation Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the participant to receive partial or full payment of Awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee. In addition, the Compensation Committee may in its discretion and upon at least five days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company’s Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2012 Equity Plan).

Amendment. The 2012 Equity Plan has a term of ten years. The Board may amend, suspend or terminate the 2012 Equity Plan at any time; however, stockholder approval to amend the 2012 Equity Plan may be necessary if the law or NYSE rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the 2012 Equity Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2012 Equity Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).  The Tax Cuts and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” (as determined under Code Section 162(m)). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Code Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Amendment is not intended to affect the ability of awards previously granted under the 2012 Equity Plan to qualify for grandfathered status under the Code Section 162(m) transition rules if they otherwise would. However, no assurance can be given that such awards will, in fact, be exempt.
New Plan Benefits

Awards under the 2012 Equity Plan are granted in the discretion of the Compensation Committee (or subcommittee, if necessary for compliance with Section 162(m) of the Internal Revenue Code). As such, it is not possible at this time to determine the type, number, recipients or other terms of awards to be granted in the future.

Non-Employee Directors. The 2012 Equity Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Compensation of Directors.” Historically, our non-employee directors have received annual equity grants under the 2012 Equity Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in fiscal 2020 pursuant to our director compensation program as currently in effect.

Name and Position	Dollar Value	Number of Units
All current non-executive officer directors as a group(1)	$770,000	—
(1) The number of RSUs granted to non-executive director nominees on the 2020 Annual Meeting date cannot be determined at this time since the grant value will be converted to a number of RSUs using our closing stock price on the 2020 Annual Meeting date.

The types and amounts of benefits that will be awarded under the 2012 Equity Plan, as amended by the Amendment are not currently determinable. In 2019, the following restricted stock and PSU grants were made:

Name	Restricted Stock	Performance Stock Units
Named Executive Officers:
Art Zeile	--	--
Kevin Bostick	44,250	44,250
Luc Gregoire	160,000	160,000
Brian Campbell	75,000	75,000
Paul Farnsworth	70,000	70,000
Pamela Bilash	75,000	75,000
Ian Shepherd	100,000	100,000

All executive officers as a group (11 persons)	637,150	637,150
All directors (other than executive officers) as a group (9 persons)	257,290	—
All employees (other than executive officers) as a group (558 persons)	1,363,500	200,000

In accordance with SEC rules, the table below indicates the aggregate number of stock options granted under the 2012 Equity Plan since its adoption on April 20, 2012 to each NEO, all current executive officers as a group, all current directors (other than executive officers) as a group, and all current employees (other than executive officers) as a group. No stock options have been granted since 2014. As of March 10, 2020, the closing price of our Common Stock was $2.36 per share.

Name	Title	Stock Options
Named Executive Officers:
Art Zeile	President & Chief Executive Officer	—
Kevin Bostick	Chief Financial Officer	—
Luc Gregoire	Former Chief Financial Officer	—
Brian Campbell	Chief Legal Officer	30,000
Paul Farnsworth	Chief Technology Officer	—
Pamela Bilash	Chief Human Resources Officer	30,000
Ian Shepherd	Former Chief Revenue Officer	—

All executive officers as a group (11 persons)		60,000
All directors (other than executive officers) as a group (9 persons)		—
All employees (other than executive officers) as a group (558 persons)		41,250

Equity Compensation Information: The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2019.

	(a)		(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders	682,820	(1)	$8.28	2,878,232
Equity compensation plans not approved by security holders	545,717	(2)	n/a	n/a
Total	1,228,537		$8.28	2,878,232

(1)	Represents 190,000 options to be issued and 492,820 performance-based restricted stock units (shown at the actual performance level), granted under the 2012 Equity Plan.

(2)	Represents inducement award of performance-based restricted stock units (shown at the actual performance level) that was not covered under the 2012 Equity Plan.

(3)	Performance-based restricted stock units do not have an exercise price and so they are not included in the calculation of the weighted average exercise price.
Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of a majority of the votes cast is required to approve the amendment to the 2012 Equity Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2012 EQUITY PLAN.
Proposal 5: Approval of the DHI Group, Inc. Employee Stock Purchase Plan
On March 11, 2020, the Board approved, subject to further approval by the Company’s stockholders, the adoption of the DHI Group, Inc. Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, eligible employees of the Company and its subsidiaries may purchase common stock, subject to certain limitations, during pre-specified offering periods at a 15% discount of the then-current fair market value. The Board believes that the ESPP will help the Company retain and motivate eligible employees and further align their interest with those of our stockholders. As of March 10, 2020, the number of employees eligible to participate in the ESPP was approximately 365 and the closing price of a share of our common stock was $2.36.

Summary of the ESPP

The following is a summary of the material features of the ESPP and does not describe all of the ESPP’s provisions. We urge you to read the complete text of the ESPP that is included as Annex B to this Proxy Statement. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the ESPP.

General
The ESPP is designed to encourage employees to become stockholders and to increase their ownership of Common Stock to align their interests with stockholders. The ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Code.

Administration
The ESPP is administered by the Compensation Committee. The Compensation Committee may delegate any or all of its authority and obligations under the ESPP to any such committee or committees (including another committee of the Board) or officer(s) of the Company as they may designate. The Compensation Committee has full authority to interpret and administer the provisions of the ESPP, establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee shall deem appropriate for the proper administration of the ESPP, and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the ESPP, including changing the duration, frequency, start date, and end dates of Offering Periods and/or the Purchase Dates (as such terms are defined below). The expenses incurred in the administration of the ESPP are paid by the Company.

Issuance of Shares under the ESPP
Subject to adjustments as described in further detail below under “Adjustments Upon Certain Corporate Transactions,” the maximum number of shares of Common Stock available for sale under the ESPP is 1,649,787. If the aggregate funds available for purchase of shares of Common Stock would cause an issuance of shares in excess of the shares then available for issuance under the ESPP, the Compensation Committee shall proportionally reduce the number of shares that would otherwise be purchased by each participant to eliminate the excess. As of March 10, 2020, the closing price of a share of our common stock was $2.36.

Eligibility and Participation
The ESPP allows employees of the Company and its subsidiaries to participate, as long as such employee (i) has been an employee for at least one year, (ii) is customarily employed by the Company for at least 20 hours per week and more than five months in a calendar year, and (iii) is classified as an employee for tax purposes; provided that the Compensation Committee may provide that any highly compensated employees (within the meaning of Section 423(b)(4)(D) of the Code) shall not be eligible to participate. As of March 10, 2020, the number of employees eligible to participate in the ESPP was approximately 365.

Participation in the ESPP is completely voluntary. In order to participate in the ESPP, an employee shall indicate either a fixed dollar amount or a percentage of such employee’s compensation, in either case, as may be determined by the Compensation Committee, to be contributed during the applicable Offering Period. Notwithstanding anything to the contrary, employees may not (i) accrue the right to purchase Common Stock under the ESPP with a fair market value exceeding $25,000 in any calendar year or (ii) elect to contribute more than 10% of such employee’s compensation.

Withdrawal
A participant may voluntarily withdraw from the ESPP at any time prior to an applicable Purchase Date by giving written notice of his or her intent to withdraw. Moreover, if a participant’s employment with the Company and its subsidiaries terminates for any reason, such participant’s participation in the ESPP is terminated and he or she is deemed to have withdrawn. Upon withdrawal (whether voluntarily or as a result of a termination of employment), the entire amount of contributions, if any, in the participant’s account shall be refunded without interest.

Offering Period and Purchase of Shares; Holding Periods

The ESPP offers eligible employees the right to use accumulated payroll deductions to purchase shares of Common Stock through a series of consecutive offering periods (each, an “Offering Period”) commencing on January 1 and ending on December 31 of each year (although the Compensation Committee has the authority to change the duration of any Offering Period (subject to a maximum duration of 27 months)).

Shares of Common Stock are purchased on the last day of the Offering Period or, if the Common Stock is not traded on such date, the immediately preceding trading date, unless otherwise determined by the Compensation Committee (the “Purchase Date”). The purchase price of shares of Common Stock to be acquired with the accumulated payroll deductions shall equal 85% (or such greater percentage as designed by the Compensation Committee) of the fair market value of a share of Common Stock on the Purchase Date or the first date of the Offering Period, whichever amount is lower. On each Purchase Date, the amount in a participant’s account shall be charged with the aggregate price of the largest number of whole shares of Common Stock that can be purchased with such amount, subject to the individual and aggregate share limitations set forth above. No fractional shares will be issued and, unless otherwise elected by a participant, unused accumulated contributions will be automatically carried over to the next Offering Period.

Although a share of Common Stock purchased pursuant to the ESPP shall be deemed to be transferred to a participant on the applicable Purchase Date, the Compensation Committee may determine that for the longer of (x) two years following the Offering Date applicable to such share and (y) one year following the Purchase Date applicable to such share, any share acquired pursuant to the terms of the ESPP cannot be transferred out of such participant’s account other than in connection with a “disposition” (as such term is used in Section 423(a)(1) of the Code).

Adjustments Upon Certain Corporate Transactions
The number of shares of Common Stock covered by each option under the ESPP that has not yet been exercised, the number of shares of Common Stock that have been authorized for issuance under the ESPP but that have not yet been placed under option, the maximum number of shares of Common Stock available under the ESPP, and the Purchase Price for each then-current Offering Period shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a reverse stock split, a stock dividend, a subdivision, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spinoff or split-up.

Transferability; Use of Fund
No amounts accumulated in an employee’s notional account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the ESPP will be assignable or transferable by the employee, except by will or the laws of descent following an employee’s death.

All contributions received or held by the Company under the ESPP may be used by the Company for any corporate purposes, and the Company is not obligated to segregate such contributions.

Rights as Stockholder
An eligible employee participating in the Purchase Plan will have no rights as a stockholder with respect to shares under election to purchase in any offering until payment has been completed by the last business day of such offering and the shares of our common stock have been issued to such participant.

Amendment and Termination
The Board may amend, alter, suspend, discontinue, or terminate the ESPP or any portion thereof at any time, except that (i) no such action shall be made without stockholder approval if stockholder approval is required to comply with any tax or regulatory requirement applicable to the ESPP and (ii) no such action shall be made without the consent of participants if such action would materially and adversely affect the rights of such participants (other than any action that the Compensation Committee determines is required or advisable for compliance with applicable law or regulations).

New Plan Benefits
Participation in the ESPP is voluntary and depends on each employee’s election to participate and his or her determination as to the level of contributions to the ESPP. Accordingly, the benefits to be received by our employees as a result of the adoption of the ESPP are not determinable. No purchase rights have been granted, and no shares of Common Stock have been issued with respect to the 500,000 shares of Common Stock reserved for issuance pursuant to the ESPP.

U.S. Federal Income Tax Consequences
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by an employee, and no deductions will be allowable to the Company, upon either the grant or the exercise of purchase rights. However, an employee may become liable for tax upon dispositions of shares of Common Stock acquired under the ESPP, and the tax consequences will depend on how long an employee has held the shares prior to disposition.

Taxable income will not be recognized until (i) there is a sale or other disposition of the shares of Common Stock acquired under the ESPP, or (ii) the employee dies while still owning the purchased shares. If an employee sells or otherwise disposes of the purchased shares within two years after the beginning of the Offering Period in which such shares were acquired or within one year after the Purchase Date, the employee will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeded the price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to such amount. The employee will also recognize a capital gain to the extent that the amount realized upon the sale of the shares exceeds the sum of the aggregate price paid for those shares and the ordinary income recognized in connection with the disposition.

If a Participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the Offering Period in which such shares were acquired and more than one year after the Purchase Date (or the employee dies while holding the purchased shares), the employee will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the sale price of the shares exceeded the price paid for those shares and (ii) the amount by which the fair market value of the shares on the first day of the Offering Period exceeded the offering price (determined as if the first day of the Offering Period were the Purchase Date). Any additional gain upon the disposition will be taxed as a long-term capital gain.  The Company will not be entitled to an income tax deduction with respect to such disposition.

To the extent required by applicable federal, state, or local law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the ESPP.
The foregoing provides only a general description of the application of federal income tax laws with respect to participation in the ESPP. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.  In addition, this discussion does not apply to every specific transaction that may occur in connection with the ESPP. Therefore, it is important that any participant consult with his or her own tax advisor before taking or not taking any action with respect to the ESPP.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No purchase rights under the ESPP have been granted.  Each executive officer of the Company is eligible to participate in the ESPP. The Compensation Committee has not authorized commencement of an Offering Period under the ESPP. No amount or benefit will be received or allocated to any of our executive officers until such time as the Compensation Committee authorizes commencement of an Offering Period. Our non-employee directors are not eligible to participate in the ESPP.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of a majority of the votes cast is required to approve the ESPP.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP.

Other Matters
As of the mailing date of this proxy statement, the Board is not aware of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly be presented at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs and policies and discusses the principles and objectives of our decisions with respect to 2019 compensation for our named executive officers (“NEOs”).
In fiscal 2019, our NEOs were:

Name	Title
Art Zeile	President & Chief Executive Officer
Kevin Bostick(1)	Chief Financial Officer
Luc Grégoire(2)	Former Chief Financial Officer
Brian Campbell	Chief Legal Officer
Paul Farnsworth(3)	Chief Technology Officer
Pamela Bilash	Chief Human Resources Officer
Ian Shepherd(4)	Former Chief Revenue Officer

(1)	Mr. Bostick became Chief Financial Officer effective December 16, 2019.

(2)	Mr. Grégoire served as our Chief Financial Officer through December 16, 2019, and was employed by the Company through February 28, 2020.

(3)	Mr. Farnsworth joined the Company on February 25, 2019.

(4)	Mr. Shepherd served as our Chief Revenue Officer through July 1, 2019, and was available as an adviser to the Company through December 31, 2019.

NOTE REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES
This Compensation Discussion and Analysis contains the use of adjusted revenues and adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense and other non-recurring income or expense (“Adjusted EBITDA”). These financial measures are not prepared in accordance with, nor are they an alternative for, generally accepted accounting principles in the United States (“U.S. GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company has provided the required reconciliations to the most comparable U.S. GAAP measures and other required information regarding these measures on pages 46-48 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 6, 2020.
Executive Summary of Our 2019 Executive Compensation Program
Our executive compensation program is administered by our Compensation Committee, which consists of three independent directors. The Compensation Committee is advised by an independent compensation consultant, as described more fully below. Our primary objectives with respect to executive compensation are to:

•	mitigate risk and align the interests of our executive officers with the creation of value for our stockholders;

•	provide competitive compensation to attract, retain, motivate and reward highly qualified executive officers;

•	create a pay-for-performance culture such that a significant portion of each executive officer’s compensation is contingent on individual and Company performance; and

•	ensure a reasonable overall cost of our executive compensation program.
The three primary elements of our 2019 executive compensation program are: (1) base salary, (2) annual performance-based cash bonus and (3) long-term equity incentives.
With respect to equity compensation, in 2019 our NEOs, excluding the CEO, received a mix of 50% PSUs (referred to herein as “Bookings PSUs”) and 50% restricted stock grants. We believe this combination of PSUs and restricted stock will further align the interests of our executive officers with our stockholders, as well as increase executive retention and motivation.
Business Summary

DHI’s primary goals for 2019 were to transform the business by investing in its people and its marquee product offerings to accelerate the pace of innovation. The Company delivered more than 20 major product releases and a dozen minor releases in 2019, representing historic levels of innovation. DHI strengthened its digital marketing initiatives and hired senior talent, which are key drivers of future Revenue growth. The Company focused on specific key results including:

•
Increases in the Velocity of Product Releases: Dice launched new and improved products powered by IntelliSearch including Candidate MatchTM, Job Management for clients, Job Search & Job Alerts and Applications Management. eFinancialCareers marketplace capabilities grew with the addition of Recruiter Profile, upgraded Candidate Profile, real-time Messaging and tailored Job Search.

•
Improve Candidate Quality: Upgraded native mobile apps, enhanced premium job detail pages and personalized homepages dramatically improved the candidate experience on Dice and eFinancialCareers, advancing the brands as go-to sources for professionals managing their careers. In an industry beset by quality issues, the Company invested in fraud detection and training initiatives to deliver relevant and high-quality candidates to recruiters and employers.

•
Dramatically Improve Client Experiences: ClearanceJobs expanded its NextGen platform with features like Pulse and BrandAmp to help recruiters engage with cleared talent, and dashboards for employers and candidates to gain deep insight into network reach and profile performance. Dice modernized its client experience through an improved user interface, streamlined recruiter workflow and newly designed intuitive Dice homepage. Managed services offerings expanded for both eFinancialCareers and Dice, providing clients with sourced and screened candidates.

•
Build a Foundation for Growth: A shift to a domain-driven development model increased the quality and speed of product delivery, and set the foundation for major product releases in 2020 and beyond. Behind a growth posture and under the direction of new Chief Revenue Officer, Arie Kanofsky, the Company hired sales talent to focus on clients who recruit for their own needs, standing up commercial sales teams in the West (Denver) and East (New York), to be supported by the velocity of new product innovation.

•
Invest in Talent to Support a High-Performance Culture: The Company rounded out its executive team, hiring a number of new senior leaders to support performance across the organization including Paul Farnsworth as Chief Technology Officer, Chris Henderson as Chief Strategy Officer, Arie Kanofsky as Chief Revenue Officer and Kevin Bostick as Chief Financial Officer.

•
Exceed our Financial Commitments: Revenue for the ongoing tech-focused business stabilized and EBITDA margins held at 23% even as we invested for growth. With all non-core businesses fully divested, the Company focused efforts on product innovation and developing a go-to-market strategy to generate sustained long-term revenue growth in the future.

The following table illustrates the Company’s performance during the year ended December 31, 2019 in terms of Adjusted Revenues and Adjusted EBITDA relative to performance during the same period of 2018. Adjusted revenues in 2019 decreased 1.9% year over year, reflecting a $2.8 million or 1.9% decline in Tech-focused segment revenue. Adjusted EBITDA in 2019 increased 8.8% year over year.

	2019	2018	Change %
	($ in thousands)
Adjusted Revenues	$149,370	$152,258	(1.9)%
Adjusted EBITDA	$34,859	$32,032	8.8%
Compensation and Corporate Governance Philosophy
Our compensation philosophy and practices are integral to our objective of being an employer of choice, with competitive pay and benefits. We operate with a pay-for-performance philosophy. Because senior executives have the ability to directly influence our overall performance, a majority of their target compensation is variable at-risk pay tied to financial performance, corporate objectives and both absolute and relative stock price performance in the form of annual cash and long-term equity incentive awards.
We aim to establish compensation plans that align the performance of our executive officers with our business plan and strategic objectives and promote the interests of stockholders by focusing management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.
Finally, it is a key objective to ensure that compensation provided to executive officers remains reasonable and responsible, yet competitive, relative to the compensation paid to similarity situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.

Long-Term Equity Incentive Program. Our long-term equity incentives program consists of a combination of PSUs and restricted stock. In 2019, we granted a mix of Bookings PSUs and restricted stock to our NEOs, other than the CEO whose 2018 compensation included new hire equity awards pursuant to his employment agreement consisting of 750,000 Bookings PSUs and 1,750,000 restricted shares and thus did not receive additional equity awards in 2019. We believe the mix of 50% Bookings PSUs and 50% restricted stock will improve our long-term equity incentive compensation program because Bookings PSUs:

•	link targeted compensation to the achievement of Company bookings targets for the 2019 grant;

•	typically have a better retentive impact than stock options; and

•	provide a direct link to stockholder value creation/preservation.
Equity Ownership Guidelines. Our Board has adopted equity ownership guidelines applicable to our CEO, our other NEOs, and the members of our Board. These guidelines require these officers and directors to achieve target ownership levels under the terms of the guidelines, within the later of five years from March 3, 2015 or five years from the commencement by that person of a position set forth below:

Position	Multiple of Base Salary (as of December 31 of immediately preceding year) or Retainer
Chief Executive Officer	3.0x base salary
Other Executive Officers	1.0x base salary
Members of our Board	3.0x retainer
Senior Bonus Plan. Our senior bonus plan available for NEOs and other senior executives designed by the Compensation Committee is funded 50% according to the percentage of the Revenue target achieved, and 50% according to the percentage of Adjusted EBITDA target achieved, which we believe appropriately aligns funding with our pay-for-performance philosophy.
“Claw-back” Policy. Our Board has adopted a “claw-back” policy. Under and subject to the “claw-back” policy, the Company may seek reimbursement of annual, performance-based cash bonuses made to covered executives, including our NEOs, that were based on achieving certain financial results if the covered executive intentionally and knowingly engaged in fraud or misconduct that caused the need for a substantial and material restatement of our financial results for the applicable period if a lower cash incentive payment would have been made to the covered officer based upon the restated financial results. Specifically, compensation subject to the “claw-back” policy is any cash incentive payment made within the three-year period preceding the accounting restatement.
At our 2019 annual meeting, our compensation program for our named executive officers was approved by the holders of approximately 75% of the outstanding shares entitled to vote at the meeting. However, we believe our approval results may have been negatively impacted by the vote of approximately 9.1% of our stock held by an activist investor. Thus, the Compensation Committee believes that the results of this “say-on-pay” vote supports its view that the changes that it announced last year to the executive compensation program were appropriate, and, when combined with business successes in 2019, the Compensation Committee determined not to make any further changes to its design.
Advancing Our Compensation Philosophy through Corporate Governance
We have adopted corporate governance practices and policies including those described in “Compensation and Corporate Governance Philosophy,” that our Board believes help to advance our compensation goals, including:

What We Do
We maintain a completely independent Compensation Committee with an ongoing review process of our compensation philosophy and practices.
We adhere to a pay-for-performance philosophy and compensation model. A substantial part of our executive compensation is contingent on, and variable with, achievement of objective corporate and individual performance goals and other objective measures of success.

We split the Chairman and CEO roles. Our Chairman of the Board is an independent director and not an employee.
We retain an independent compensation advisor reporting to the Compensation Committee. Since 2014, we have engaged Compensia as our independent compensation consultant as an advisor to provide market research and analysis, advice and guidance on executive compensation.

We consider stockholder advisory votes and views. Our Compensation Committee considers the voting results of our advisory vote on executive compensation at each annual meeting and also separately seeks to engage our stockholders on corporate governance matters.

We annually assess our compensation program and have determined that the risks associated with our compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole.

What We Don’t Do
We have a policy under which tax gross-up provisions are not included in employment agreements with new employees or added to existing employment agreements with current employees that do not already contain a tax gross-up provision.

Generally, we do not provide special benefits to our NEOs such as medical and other types of insurance. However, our NEOs, along with other company executives, are entitled to participate in a Supplemental Disability Plan, and to receive certain separation and change of control-related benefits.

We do not make loans to executive officers of the Company.
We do not allow our directors, officers or employees or their related parties to purchase the stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.

We do not pay cash dividends on unearned and unvested equity awards held by NEOs or any other equity award holders.
Key 2019 Compensation Decisions
During 2019, along with conducting its normal oversight responsibilities, the Compensation Committee again reviewed the Company’s compensation practices in light of the Company’s performance and stock market valuation. Using the peer group information and recommendations from its compensation consultant, Compensia, Inc. (“Compensia”), the Compensation Committee reviewed and confirmed, its policies governing compensation, including plans for base salaries, annual performance-based cash bonuses and long-term equity incentives.
Consistent with our pay-for-performance philosophy, the Company’s compensation program emphasizes variable pay over fixed pay and seeks to balance short- and long-term incentives. The majority of CEO compensation has primarily consisted of variable pay, including cash awarded under our Senior Bonus Plan and equity incentives.
Fixed pay, primarily consisting of base salary, made up 54% of our CEO’s total compensation in 2019, while variable pay, consisting of equity incentives and an annual performance-based cash bonus, made up 46% of our CEO’s total compensation. Variable pay also reflects a significant component of total compensation for our other NEOs. The chart below shows the percentages of variable compensation versus fixed compensation for our CEO and our other NEOs in 2018 and 2019:

Note: 2018 CEO compensation above includes compensation for Art Zeile and Mike Durney during their respective employment periods in 2018; this excludes severance payment of $335,000 made to Mr. Durney, former President and Chief Executive Officer. In 2018, variable compensation was higher due to the 750,000 PSUs and 1,750,000 restricted stock awards received by Art Zeile in connection with his employment agreement in 2018; in 2019 his fixed compensation was higher because he received no equity grants that year.

Note: 2019 excludes severance payment of $238,376 made to Mr. Shepherd, former Chief Revenue Officer. 2018 excludes severance of $130,831, converted as US$1.34 for each £1, paid to Mr. Benson, Former Managing Director, Europe & Asia.

We balance short- and long-term incentives by providing our NEOs with a mix of base salary and annual cash bonus opportunities, which are short-term in nature, and equity incentives, which are long-term in nature. The grant date value of an equity award may not be indicative of its value when it is credited to an NEO upon achievement of future performance metrics, when it is actually released to such NEO or when it may be sold by such NEO.
The Compensation Committee reviewed annual long-term equity incentive market data as provided by Compensia, and after discussion with our CEO (with respect to his direct reports) and approved annual restricted stock grants to the Company’s executive officers. The Compensation Committee reviewed 2019 performance Company-wide and for individual members of senior management and awarded bonuses as more fully described below.
For 2019, the Compensation Committee made the following key compensation-related decisions for the Company’s NEOs:

Name	Title	2019 Base Salary Increase from 2018	2019 Bonus Plan Funded	2019 Restricted Stock Awards (#)	2019 PSU Awards (#)
Art Zeile	President & Chief Executive Officer	—%	87%	—	—
Kevin Bostick(1)	Chief Financial Officer	n.a.	87%	44,250	44,250
Luc Grégoire(2)	Former Chief Financial Officer	6%	87%	160,000	160,000
Brian Campbell	Chief Legal Officer	3%	87%	75,000	75,000
Paul Farnsworth(3)	Chief Technology Officer	n.a.	87%	70,000	70,000
Pamela Bilash	Chief Human Resources Officer	3%	87%	75,000	75,000
Ian Shepherd	Former Chief Revenue Officer	10%	n.a.	100,000	100,000

(1)
Mr. Bostick became Chief Financial Officer effective December 16, 2019. Mr. Bostick received a bonus for 2019 in the amount of $160,170. This bonus was based on pro-rata Senior Bonus of $8,170 and an additional eight months of target compensation or $152,000, pursuant to his employment agreement.

(2)
Mr. Grégoire served as our Chief Financial Officer through December 16, 2019, and was employed by the Company through February 28, 2020. In connection with Mr. Grégoire’s separation agreement, Mr. Grégoire received a bonus for the full 2019 year based on actual performance in the amount of $198,807.

(3)	Mr. Farnsworth joined the Company on February 25, 2019. Mr. Farnsworth received a pro-rata bonus for 2019 in the amount of $114,418.
The Compensation Committee approved the increases in base salaries as reflected above based on recommendations from the President and Chief Executive Officer, in connection with market data provided by Compensia. The base salary increases were made in accordance with our pay-for-performance philosophy. Messrs. Grégoire’s, Campbell’s, and Shepherd’s and Ms. Bilash’s increases were based on performance and market conditions.
The Process of Setting Executive Compensation
The Compensation Committee reviews our executive compensation program throughout the year to:
•evaluate the performance of our NEOs;
•determine annual, performance-based cash bonuses for our NEOs for the prior fiscal year;
•establish the individual and corporate performance objectives for each NEO for the current fiscal year;
•set base salaries for our NEOs for the next fiscal year;
•determine the portion of total compensation that will be contingent, performance-based pay; and
•consider and approve any grants of equity incentive compensation.
Our Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Our Compensation Committee engages in an active dialogue with our CEO concerning strategic objectives and performance targets.
Individual performance for all NEOs other than the CEO is assessed by our CEO who then makes recommendations to the Compensation Committee. Irrespective of those recommendations, the Compensation Committee retains full discretion to approve or modify any of the NEO recommendations made by our CEO. The Compensation Committee alone assesses the individual performance of our CEO.
Our Compensation Committee establishes, together with the performance objectives, targeted annual cash compensation levels (and maximum achievable compensation) for each NEO by determining each NEO’s base salary and amount of cash bonus compensation contingent upon achievement of performance targets. In preparing the target amounts, the size of one individual element of compensation does, in some respects, affect the Compensation Committee’s determination of what the targeted amount of other components of compensation should be. For example, each executive’s base pay is used as a basis for calculating a target contribution percentage for purposes of establishing the bonus plan. As a general proposition, the Compensation Committee attempts to determine the overall best mix of fixed and variable compensation. In making this determination, the Compensation Committee is guided by the compensation philosophy described above. The Compensation Committee also considers historical compensation levels, the relative compensation levels among our senior executive officers, the competitive pay practices at our peer companies (as described in more detail below) and the competitive pay practices at other companies using third-party compensation studies and surveys performed by independent organizations. We use these third-party compensation studies as a basis for comparing and setting individual elements of, as well as total, executive compensation for the NEOs because they provide compensation information for companies in our industry and also provide comprehensive compensation information not obtainable from public sources. The Compensation Committee also considers industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels. See “Our Peer Companies.”
We believe that internal pay equity is an important factor to be considered in establishing compensation for our NEOs. The Compensation Committee has not established a policy regarding the ratio of total compensation of the CEO to that of the other officers, but it does review compensation levels to ensure that appropriate pay equity exists, which is determined in the Compensation Committee’s discretion based on our Compensation Committee members’ experience with, and knowledge of, other companies’ practices and the relative performance and criticality of our executives. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.
It is a key objective to ensure that compensation provided to NEOs remains reasonable and responsible yet competitive relative to the compensation paid to similarly situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.
In addition to rewarding corporate and individual performance, our compensation program is designed to reward the level of responsibility of, and the position undertaken by, each NEO. Total compensation should generally increase with position and responsibility. As a result, total compensation is higher for individuals with greater responsibility and ability to influence our achievement of targeted results and strategic initiatives. Additionally, as position and responsibility increase, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance-based objectives. In the same way, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.
Benchmarking
The Compensation Committee does not believe that it is appropriate to establish compensation levels primarily based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. When the Compensation Committee determines whether an NEO should receive an increase in salary, the Compensation Committee sometimes reviews independent compensation studies in order to compare the compensation received by comparable executives in similar-sized companies to ensure that the compensation we award is competitive in the marketplace, as detailed in the section “The Process of Setting Executive Compensation” above. Our compensation consultant conducted a comprehensive review of our compensation programs for executive officers in 2019 to assist in establishing the 2019 executive compensation program. The purpose of these reviews was to assess the design and competitive positioning of our compensation programs and to make recommendations for change, if appropriate, to be implemented as part of our compensation program going forward. For 2019, the Compensation Committee took into account the compensation consultant’s analysis to evaluate and determine the compensation for our NEOs.
Management’s Role in the Compensation-Setting Process
Our CEO plays a significant role in the compensation-setting process. Our CEO evaluates the performance of the other NEOs, recommends business performance targets and objectives for the other NEOs and recommends base salary, bonus levels and stock awards for other executive officers. All recommendations of our CEO are subject to Compensation Committee approval. The Compensation Committee discusses the recommendations with our CEO and then makes its decisions in its sole discretion. Similarly, our CEO’s compensation, performance targets and objectives are discussed among the members of the Compensation Committee, and the Compensation Committee sets our CEO’s compensation.
Our CEO helps the Compensation Committee set its agenda for meetings and participates in committee meetings at the Compensation Committee’s request. Other NEOs also prepare information for each Compensation Committee meeting.
Elements of Executive Compensation
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual performance-based cash bonus and (3) long-term equity incentives:

Compensation Element	What the Element Rewards	Purpose and Key Features
Base Salary	Qualifications, experience and industry knowledge, quality and effectiveness of leadership, scope of responsibilities, individual goals and objectives and past performance.	Provides competitive level of fixed compensation, with actual salaries determined based on the facts and circumstances of each NEO and competitive market practices.
Annual Performance-Based Cash Bonuses	Achievement of specified performance objectives with a time horizon of one year or less (for 2019, focused on Revenue and Adjusted EBITDA).
Motivate participants to achieve (i) corporate financial performance objectives during the year, and (ii) individual management objectives reviewed and approved by the Compensation Committee.

Performance levels are generally established to incentivize our management to achieve or exceed performance objectives.

Long-Term Equity Incentives
Achievement of objectives designed to enhance long-term stockholder interests and attract, retain, motivate and reward employees over extended periods.

Vesting requirements promote retention of highly-valued members of management, including our NEOs.

Annual awards of restricted stock and PSUs that vest over a period of time and provide an at-risk, variable pay opportunity. Because the ultimate value of these equity awards is directly related to the price of the Company’s Common Stock, and the awards are only saleable over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value.

Long-term equity incentives under our executive compensation plans help align management performance with the interests of our stockholders. Our 2019 program focused on a mix of Bookings PSUs and restricted stock for our NEOs, other than the CEO due to the grants made in connection with his hiring in 2018.

Base Salary
Base salary provides executives with a base level of regular income. In determining an NEO’s base salary, we consider the executive’s qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at the Company, the scope of their responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, the base salary paid to officers in comparable positions at companies who are reflected in independent studies, internal pay equity and other factors as deemed appropriate. In addition, we consider the other components of executive compensation and the mix of performance pay to total compensation. The Compensation Committee does not apply any specific weighting to these factors.
Annually, the Compensation Committee reviews each executive’s past salary and performance, and general economic conditions in our industry, and decides whether or not to adjust the salary. Adjustments, if any, are implemented effective as of January. Subject to the limitations found in each executive’s employment agreement, the Compensation Committee can increase or decrease an executive’s base salary at its discretion. For 2019, the Compensation Committee determined to adjust base salaries as shown below. For 2019, the Compensation Committee approved a change in the annual base salary of the following named executive officers: Mr. Grégoire from $360,000 to $380,000; Mr. Campbell from $345,000 to $355,000; Mr. Shepherd from $300,000 to $330,000; and Ms. Bilash from $305,000 to $315,000.
The following table sets forth the base salaries for our NEOs as of December 31, 2019 and 2018:

Name	Title	Base Salary for 2019 ($)	Base Salary for 2018 ($)	% Change
Art Zeile	President & Chief Executive Officer	550,000	550,000	—%
Kevin Bostick(1)	Chief Financial Officer	380,000	n.a.	n.a.
Luc Grégoire(2)	Former Chief Financial Officer	380,000	360,000	6%
Brian Campbell	Chief Legal Officer	355,000	345,000	3%
Paul Farnsworth(3)	Chief Technology Officer	310,000	n.a.	n.a.
Pamela Bilash	Chief Human Resources Officer	315,000	305,000	3%
Ian Shepherd(4)	Former Chief Revenue Officer	330,000	300,000	10%

(1)	Mr. Bostick became Chief Financial Officer effective December 16, 2019.

(2)	Mr. Grégoire served as our Chief Financial Officer through December 16, 2019 and was employed by the Company through February 28, 2020.

(3)	Mr. Farnsworth joined the Company on February 25, 2019.

(4)	Mr. Shepherd served as Chief Revenue Officer through July 1, 2019 and was available as an adviser to the Company through December 31, 2019.
Senior Bonus Plan
Our senior bonus plan is intended to motivate and reward performance by providing annual, performance-based cash bonuses based on meeting and exceeding annual performance goals. We make annual awards based on an established schedule tied to our overall business performance. We may also make discretionary awards outside of the senior bonus plan based on individual performance and impact on our overall performance, but no discretionary awards were made in 2019. We believe this preset approach to bonuses helps us foster teamwork and ensures all executives are working together in the interest of our overall performance, and we believe the opportunity to make additional discretionary awards allows us to recognize executives who substantially contribute to the achievement of our overall business performance.
For the purpose of bonuses, our business performance is measured by the achievement of annual Revenue and Adjusted EBITDA targets. We use these two components because they best reflect our business performance, and they are equally weighted because both are critical in assessing the success of the business. Revenue and Adjusted EBITDA do not include the impact of any acquisitions or dispositions during the year. Revenue and Adjusted EBITDA are determined using the foreign exchange rates assumed when the target amounts were determined, therefore eliminating the impact of exchange rate fluctuations.
Bonuses are calculated as a percentage of the executive’s earned base salary, then adjusted by the actual achievement of Revenue and Adjusted EBITDA targets. Bonuses are not earned until 90% of performance targets are achieved, and they cannot exceed 200%. Target bonuses are earned when Revenue and Adjusted EBITDA targets are met.
In 2019, the target contribution percentage for our NEOs was:

Name	Title	Target Contribution (%)	Target Bonus for 2019 ($)
Art Zeile	President & Chief Executive Officer	100%	$550,000
Kevin Bostick(1)	Chief Financial Officer	60%	$9,370
Luc Grégoire	Former Chief Financial Officer	60%	$228,000
Brian Campbell	Chief Legal Officer	40%	$142,000
Paul Farnsworth(2)	Chief Technology Officer	50%	$131,219
Pamela Bilash	Chief Human Resources Officer	40%	$126,000

(1)
Mr. Bostick became Chief Financial Officer effective December 16, 2019. Pro-rata Target Bonus for Mr. Bostick was $9,370 for 2019; however, in connection with Mr. Bostick’s employment agreement, Mr. Bostick’s actual bonus will include an additional eight months of target bonus compensation (or $152,000); provided that, if Mr. Bostick voluntarily resigns or is terminated with cause before completing twelve months of service, Mr. Bostick will have to repay the additional eight months of compensation included in his annual bonus.

(2)	Mr. Farnsworth joined the Company on February 25, 2019. Pro-rata Target Bonus for Mr. Farnsworth was $131,219 for 2019.
For 2019, the total bonus plan available for the NEOs and other senior executives designated by the Compensation Committee was funded in the following way:

•	50% of the total bonus plan was funded according to the percentage of the Revenue target achieved; and
•50% was funded according to the percentage of Adjusted EBITDA target achieved.
For 2019 there was no minimum required funding of our Senior Bonus Plan. If our actual results are lower than 90% of the Revenue target or the Adjusted EBITDA target, then the 50% of the bonus related to the target is not earned. If our actual results are 90% of the Revenue target or the Adjusted EBITDA target, then 50% of the bonus related to the target is earned. If our actual results are between 90% of target and 100% of our prior year actuals for Revenue and Adjusted EBITDA target, then the 50% of the bonus related to the target will increase from 50% to 75% on a pro-rata basis. If our actual results are between 100% of our prior year actual results and 100% of target for Revenue and Adjusted EBITDA, then the 50% of the bonus related to the target will increase from 75% to 100% on a pro-rata basis. If our actual results exceed both the Revenue target and the Adjusted EBITDA target, then the bonus earned will increase by 10% for each 1% of actual Revenue over target provided actual Adjusted EBITDA is at least equal to the Adjusted EBITDA target plus 50% of actual Revenue over target. The actual results for Revenue and Adjusted EBITDA must meet both the Revenue and the corresponding EBITDA thresholds for the associated bonus increase to be earned.
The 2019 Senior Bonus Plan at December 31, 2019 covers participants beyond our NEOs. Our actual, target and prior year amounts for Revenue and Adjusted EBITDA for the plan were:

	Actual 2019 Revenue (1)	Actual 2018 Revenue (1)	Target 2019 Revenue	Actual 2019 Adjusted EBITDA (2)	Actual 2018 Adjusted EBITDA (2)	Target 2019 Adjusted EBITDA	2019 Bonus Plan Funded (3)	2019 Bonus Plan Funded
	(dollars in millions)
Senior Bonus Plan	$149.3	$148.1	$154.6	$37.1	$34.4	$37.8	$2.3	87%

(1)	Actual revenue amounts are adjusted to reflect the foreign currency rates used in the Target amounts and the 2018 amount is reduced for divested businesses.

(2)	Actual Adjusted EBITDA amounts include an add-back of the Senior bonus funded and are adjusted to reflect the foreign currency rates used in the Target amounts.

(3)	Represents total plan funding, including NEOs.
Because our actual Revenues and Adjusted EBITDA for the bonus plan were below our targets but above prior year actual results, the funding was decreased to 87%. Accordingly, we multiplied each executive officer’s targeted base compensation contribution amount by 87%. As a result, the total bonus for the Senior Bonus Plan for 2019 was $2.3 million. Excluding Mr. Shepherd, the six NEOs, plus 23 other members of senior management participated in the Senior Bonus Plan and were eligible for bonuses out of the plan.
For 2019 bonuses pursuant to the Senior Bonus Plan, once the percentage of funding of the plan was determined, each NEOs target bonus was calculated based on the same individual performance percentage.
Long-Term Equity Incentives
We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to executives and gains realized by our stockholders, as the value of stock-based compensation is dependent upon long-term appreciation in stock price. Accordingly, we believe long-term equity incentives should be a significant part of the total mix of executive compensation. For 2019, this consisted of a combination of restricted stock and Bookings PSUs for executive officers other than the CEO. Under our 2012 Equity Plan, all restricted stock grants vest in accordance with the award agreement generally over two to four years. Under the Bookings PSU program created by the Company at the end of 2018, performance relative to the achievement of 2019 bookings, which are considered achieved when customer contracts are signed, will be measured against bookings targets and prior year actual amounts for the year ended December 31, 2019. The number of Bookings PSUs earned varies based on the level of achievement: ranging from 0% if the Company’s 2019 bookings are less than the 2018 bookings, 50% if 2019 bookings equal the 2018 actual bookings, to 100% (target) if bookings meet the 2019 bookings budget, and up to a maximum of 200% if bookings are 10% above the 2019 bookings budget. Based on the level of achievement, the earned Bookings PSUs will vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period.
The 2019 Bookings achievement was as follows:

	Actual 2019	Actual 2018	Target 2019	2019 Booking Performance Achievement
	(dollars in millions)
Bookings	$157.4	$153.8	$161.6	73%
For 2019, we used restricted stock and Bookings PSUs as long-term incentive vehicles because:

•
restricted stock and Bookings PSUs align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders;

•
restricted stock grants encourage our executives to hold shares of our Common Stock and incentivize our executives to increase the value of shares of our Common Stock through contributions to long-term performance;

•	Bookings PSUs link targeted compensation to the achievement of bookings targets;

•
restricted stock and Bookings PSUs help to provide a balance to the overall compensation program: while cash bonuses focus on the achievement of annual performance targets, the structure and vesting of restricted stock awards and Bookings PSUs create incentive for increases in stockholder value over a longer term; and

•	vesting periods encourage executive retention and the preservation of stockholder value.
In determining the number of restricted stock and/or Bookings PSUs to be granted to each NEO for 2019, the Compensation Committee took into account (1) the individual’s position, scope of responsibility and ability to affect Company performance and stockholder value; (2) the Compensation Committee’s evaluation of the NEO’s performance in preceding fiscal years; (3) the extent to which the long-term equity award grant value is competitive with our peer group companies for long-term equity award grants for comparable positions in the Company’s industry; (4) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); and (5) the value and potential value for the executive of the other elements of the Company’s compensation program and the value of restricted stock and PSUs in relation to such other elements of total compensation.
In addition, the Compensation Committee considered the following material factors that have particular relevance to long-term equity grants: (1) the Company-wide equity budget (which is the aggregate grant values of all long-term equity awards available for grant to Company employees, expressed as a percentage of the Company’s market capitalization), which is taken into account in determining the relative size of awards granted to the NEOs to ensure there is sufficient value available for grants to the other eligible employees of the Company; and (2) the NEO’s unrealized value from previous grants, including the number of restricted stock, stock options and PSUs currently held by him or her and the level of restricted stock, stock options and PSUs granted in prior years (with an emphasis on the extent to which outstanding equity grants are still unvested and thus continue to represent substantial retentive value). As with the determinations with respect to other elements of compensation, the Compensation Committee considers all relevant factors taken as a whole in setting the applicable equity grant for the fiscal year. None of these factors were determinative in the Compensation Committee’s determinations, nor was the impact of any one factor determinable.
The Compensation Committee typically approves grants annually at its February meeting, but also makes grants from time-to-time in connection with new hires, promotions, and our top performers. In February and December 2019, the Compensation Committee approved restricted stock and/or Bookings PSU grants to key members of our management team, including our NEOs, other than the CEO whose 2018 compensation included new hire equity awards pursuant to his employment agreement consisting of 750,000 Bookings PSUs and 1,750,000 restricted shares and thus did not receive additional equity awards in 2019:

Name	Title	Grant Date	2019 Stock Awards (#)	2019 PSU Awards (#)
Art Zeile(1)	President & Chief Executive Officer	n.a.	—	—
Kevin Bostick(2)	Chief Financial Officer	12/17/2019	44,250	44,250
Luc Grégoire	Former Chief Financial Officer	2/15/2019	160,000	160,000
Brian Campbell	Chief Legal Officer	2/15/2019	75,000	75,000
Paul Farnsworth(3)	Chief Technology Officer	2/25/2019	70,000	70,000
Pamela Bilash	Chief Human Resources Officer	2/15/2019	75,000	75,000
Ian Shepherd	Former Chief Revenue Officer	2/15/2019	100,000	100,000

(1)	Mr. Zeile did not receive any grants during 2019 because he received a Bookings PSU grant in December 2018 and a sign-on restricted stock grant in April 2018.

(2)	Mr. Bostick became Chief Financial Officer effective December 16, 2019.

(3)	Mr. Farnsworth joined the Company on February 25, 2019.
Starting in December 2018, the Compensation Committee decided that the performance period for PSUs should link targeted compensation to the achievement of Company bookings targets on an annual basis and thus the Company granted Bookings PSUs rather than TSR PSUs, which had a three-year performance period.
Employee Benefits
The Company also supplements its primary compensation program by providing retirement benefits under a 401(k) plan with a Company matching contribution; and generally available benefit programs, such as life insurance and health care benefits. In addition, certain executive officers participate in a Supplemental Disability Plan. While these benefit programs are important in attracting and retaining our workforce in a competitive marketplace, the Compensation Committee considers these to be secondary elements of the Company’s executive compensation program because they typically comprise a small percentage of the total compensation of our executive officers, are generally set at levels such that they would not constitute a strong factor in rewarding financial or operational performance, and are not as heavily emphasized in attracting and retaining our executive officers.
Severance and Change-in-Control Arrangements
We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time and greater risk of job loss or modification as a result of a change-in-control transaction than other employees. By reducing the risk of job loss or reduction in response, the change-in-control provision helps ensure that our executive officers support potential change-in-control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in their personal employment situation, and are necessary to ensure that our total employment package for them remains market competitive. Each NEO is entitled to receive severance benefits under the terms of his or her individually negotiated employment agreement upon either termination by us without cause or, under certain circumstances for certain of our NEOs, resignation by the executive for good reason. For details on our severance and change-in-control arrangements, see “Potential Post-Employment Payments Upon Termination or Change-in-Control.”
Tax Considerations
We generally seek to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to our NEOs. For years prior to 2018, qualified performance-based compensation was exempted from the $1 million deduction limitation; however, this exemption has been repealed for 2018 and later years. The Compensation Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation that does not qualify for deductibility when we deem it to be in our best interests.
Role of Compensation Consultant
Compensia is an independent compensation advisor, with special expertise and extensive experience in our industry, and has no business other than advising boards and management teams on executive compensation issues. The Compensation Committee considered these and other factors required by the SEC and NYSE in selecting Compensia.
In 2019, Compensia worked in collaboration with the Company’s management at the Compensation Committee’s direction to review management’s recommendations to the Compensation Committee and to provide information and guidance to management on the Compensation Committee’s behalf. As the Compensation Committee’s consultant, Compensia provided input directly to the Compensation Committee and attended portions of the Compensation Committee’s meetings, including its executive sessions at which management was not present, as required by the Compensation Committee, and in order to support the Compensation Committee’s independent decision-making. Compensia performed executive compensation services at the request of the Compensation Committee in 2019, for which we paid approximately $53,000.
Our Peer Companies
The Compensation Committee, taking into account the advice of Compensia, identified the following peer group of companies in 2019 based on size and business focus for comparison purposes in determining compensation:

Brightcove	Marchex
ChannelAdvisor	RealNetworks
Digital Turbine	Synacor
Global Eagle Entertainment	Synchronoss Technologies
Internap	Telaria
Leaf Group Ltd	Telenav
Liquidity Services	The Meet Group
Majesco	Travelzoo
The peer group of companies was selected on the basis of their similarity to the Company in size (as determined by revenue, market capitalization, net income and number of employees), business focus, business strategy and industry. The Compensation Committee reviews the peer group of companies at least annually and makes adjustments to its composition, taking into account changes in both the Company’s business and the businesses of the core peer companies. The companies included in this group may change from year to year depending on various factors, including the acquisition of a referenced company or the identification of other companies that offer more valuable comparative information.
Changes to the peer group from 2018 to 2019 were due to four existing peer companies having been acquired or are no longer publicly traded (Actua, Angie’s List, Bazaarvoice, and Tintri) and six that were removed due to market capitalization and for Revenue falling outside the best practice range determined by the Compensation Committee (Autoweb, Care.com, LivePerson, QuinStreet, TechTarget and XO Group). After a review of the financials of the remaining 2018 peer group, additional companies were ultimately added to the 2019 peer group (Digital Tubine, Internap, Leaf Group Ltd, Majesco, Marchex, Synacor, Synchronoss, Technologies, Telenav, and The Meet Group). The process of selecting these additional companies included a review of their financial comparability (primarily revenue and market cap), as well as headcount, growth, and business focus.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K.
Members of the Compensation Committee:
Jim Friedlich (Chairman)
Carol Carpenter
David Windley

Compensation Practices and Risks
The Compensation Committee has discussed the concept of risk as it relates to our compensation program, and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•	our use of different types of compensation vehicles provides a balance of long-term and short-term incentives with fixed and variable components;

•	we grant equity-based awards with time-based vesting, which encourage participants to look to long-term appreciation in equity values;

•
our system of internal control over financial reporting, standards of business conduct and whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under the features of our 2012 Equity Plan;

•	our “claw-back” policy, under which the Company may generally seek reimbursement of cash incentive payments made to covered officers; and

•	our stock ownership guidelines for our directors and officers, which requires these directors and officers to achieve target ownership levels under the terms of the guidelines.
The Company’s management reviews the primary elements of our compensation program on an annual basis and reviews the other elements from time-to-time to ensure that compensation levels remain competitive.

Summary Compensation Table for Fiscal Year 2019
The following table sets forth the total cash and non-cash compensation paid by us or incurred on our behalf to our NEOs during the years ended December 31, 2017, December 31, 2018, and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Art Zeile(4)	2019	550,000	—	—	—	479,579	17,139	1,046,718
President &	2018	389,231	—	4,247,500	—	510,362	423	5,147,516
Chief Executive Officer

Kevin Bostick(5)	2019	—	152,000	300,015	—	8,170	—	460,185
Chief Financial Officer

Luc Grégoire	2019	379,538	—	752,000	—	198,807	18,999	1,349,344
Former Chief Financial	2018	359,615	—	412,500	—	275,030	18,442	1,065,587
Officer	2017	340,000	—	265,200	—	136,730	—	741,930

Brian Campbell	2019	354,769	—	352,500	—	123,819	14,234	845,322
Chief Legal Officer	2018	334,808	20,000	206,250	—	170,523	13,676	745,257
	2017	315,000	32,500	181,650	—	88,673	13,501	631,324

Paul Farnsworth(6)	2019	256,346	—	450,800	—	114,418	5,087	826,651
Chief Technology Officer

Pamela Bilash	2019	314,769	—	352,500	—	109,867	16,891	794,027
Chief Human Resources	2018	304,904	—	206,250	—	155,292	9,625	676,071
Officer	2017	300,000	—	233,550	—	96,515	16,167	646,232

Ian Shepherd(7)	2019	171,923	—	470,000	—	—	333,379	975,302
Former Chief Revenue	2018	300,000	—	123,750	—	152,795	135,684	712,229
Officer

(1)
Represents the aggregate grant date fair value of restricted stock or PSUs granted during the year in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation (disregarding any forfeiture assumptions). These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. See Note 13 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock and Stock—Based Compensation” included in our Annual Report on Form 10-K for the assumptions made in determining these values. Assuming achievement of the maximum level of performance and utilizing the closing price of the Company’s stock on the date of grant, the fair value of PSUs granted in fiscal year 2019 is $300,015 for Mr. Bostick; $752,000 for Mr. Gregoire; $352,500 for Mr. Campbell; $450,800 for Mr. Farnsworth; $352,500 for Ms. Bilash; and $470,000 for Mr. Shepherd, With respect to the PSU awards granted in 2017, the PSU performance criteria were not met during 2019 and, accordingly, no compensation with respect to those grants was payable during 2019.

(2)	Represents awards made pursuant to the Senior Bonus Plan and earned during the year indicated, although the awards were paid in the following year.

(3)
These amounts represent employer contributions to our 401(k) plan; and disability and life insurance premiums paid on behalf of the NEO ($11,639 for Mr. Zeile); Mr. Shepherd’s includes commission compensation of $89,207 and costs related to his separation agreement. In connection with the separation agreement, Mr. Shepherd received severance payments of $238,376.

(4)
Mr. Zeile became President and Chief Executive Officer on April 10, 2018. In connection with his hiring in 2018, Mr. Zeile was granted 750,000 Bookings PSUs and 1,750,000 restricted stock awards during 2018.

(5)
Mr. Bostick became Chief Financial Officer effective December 16, 2019. Mr. Bostick received a bonus for 2019 in the amount of $160,170. This bonus was based on pro-rata Senior Bonus of $8,170 and a payment equal to eight additional months of his target bonus or $152,000.

(6)	Mr. Farnsworth joined the Company on February 25, 2019.

(7)	Mr. Shepherd served as Chief Revenue Officer through July 1, 2019, and was available as an adviser to the Company through December 31, 2019.
Grants of Plan-Based Awards for Fiscal Year 2019

The following table details grants of plan-based awards to our NEOs during 2019:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold (#)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Art Zeile
President &		275,000	550,000	1,100,000
Chief Executive
Officer
Kevin Bostick	12/17/2019							44,250	150,008
Chief Financial	12/17/2019				22,125	44,250	88,500		150,008
Officer		4,685	9,370	18,740

Luc Grégoire	2/15/2019							160,000	376,000
Former Chief	2/15/2019				80,000	160,000	320,000		376,000
Financial Officer		114,000	228,000	456,000

Brian Campbell	2/15/2019							75,000	176,250
Chief Legal	2/15/2019				37,500	75,000	150,000		176,250
Officer		71,000	142,000	284,000

Paul Farnsworth	2/25/2019							70,000	225,400
Chief Technology	2/25/2019				35,000	70,000	140,000		225,400
Officer		65,610	131,219	262,438

Pamela Bilash	2/15/2019							75,000	176,250
Chief Human	2/15/2019				37,500	75,000	150,000		176,250
Resources Officer		63,000	126,000	252,000

Ian Shepherd(5)	2/15/2019							100,000	235,000
Former Chief	2/15/2019				50,000	100,000	200,000		235,000
Revenue Officer		n.a.	n.a.	n.a.

(1)	For a description of the material terms of these awards, please see the “Compensation Discussion and Analysis—Elements of Executive Compensation—Senior Bonus Plan.”

(2)
The earned PSUs vest (based on achievement of actual bookings relative to target for the January 1, 2019 to December 31, 2019 period and the prior year actual bookings) in three equal installments on each of the first, second and third anniversaries of the date of the grant (or, if later, the date that the Committee certifies the results for the performance period).

(3)	The restricted stock vests in equal installments over three years.

(4)
We estimated the fair value of restricted stock using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation. We estimated the fair value of the PSU awards using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation (based on expected performance). See Note 13 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock and Stock—Based Compensation” included in our Annual Report on Form 10-K for the assumptions made in determining these values.

(5)	Mr. Shepherd did not participate in the Senior Bonus Plan for 2019 due to his termination of employment on July 1, 2019.

Employment Agreements

We have entered into an employment agreement with each of our NEOs. Each agreement contains confidentiality provisions and a representation and warranty that performance of the executive’s employment obligations under the agreement will not cause him or her to breach any non-disclosure agreement by which he or she is bound.
Art Zeile
Effective April 10, 2018, Mr. Zeile became President and Chief Executive Officer of the Company. The employment agreement for Mr. Zeile provides that Mr. Zeile will continue to serve until his employment is terminated by us or by Mr. Zeile, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of twelve months thereafter.
Mr. Zeile is entitled to receive an annual base salary of $550,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefits policies, is eligible for an annual target bonus of 100% of his base salary. Mr. Zeile participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan. Mr. Zeile is entitled to five weeks of annual leave per year.
Kevin Bostick
The employment agreement for Mr. Bostick, our Chief Financial Officer, provides that Mr. Bostick will continue to serve until his employment is terminated by us or by Mr. Bostick, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of nine months thereafter.
Mr. Bostick is entitled to receive an annual base salary of $380,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 60% of his base salary, which for 2019 only, included an additional eight months of target bonus compensation (or $152,000); provided that, if Mr. Bostick voluntarily resigns or is terminated with cause before completing twelve months of service, Mr. Bostick will have to repay such amount. Mr. Bostick participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan. Mr. Bostick is entitled to seven weeks of annual leave per year. For Mr. Bostick’s 2019 grant of Bookings PSUs only, to the extent the Company did not meet its targets for the 2019 plan year, the excess of the target value over the earned value for the 2019 Bookings PSU grant will be added to the value of his 2020 Bookings PSU grant.
Luc Grégoire
Mr. Gregoire’s employment with us was terminated effective February 28, 2020, Pursuant to his employment agreement, Mr. Gregoire continued to serve as our Chief Financial Officer until December 16, 2019, and then in an advisory role until his employment was terminated on February 28, 2020.
Mr. Grégoire was entitled to receive an annual base salary of $380,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 60% of his base salary. Mr. Grégoire was entitled to five weeks of annual leave per year. Mr. Gregoire’s employment agreement contained a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of twelve months thereafter.
Brian Campbell
Mr. Campbell’s employment agreement provides that Mr. Campbell will continue to serve as our Chief Legal Officer, until his employment is terminated by us or by Mr. Campbell, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us during the term of his employment and for a period of nine months thereafter, and a covenant not to solicit employees during the term of his employment and for a period of twelve months thereafter.
Mr. Campbell is entitled to receive an annual base salary of $355,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 40% of his base salary. Mr. Campbell participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan. Mr. Campbell is entitled to five weeks of annual leave per year.
Paul Farnsworth
The employment agreement for Mr. Farnsworth, our Chief Technology Officer, provides that Mr. Farnsworth will continue to serve as our Chief Technology Officer until his employment is terminated by us or by Mr. Farnsworth, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of six months thereafter.
Mr. Farnsworth is entitled to receive an annual base salary of $310,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 50% of his base salary. Mr. Farnsworth participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan. Mr. Farnsworth is entitled to five weeks of annual leave per year.
Pamela Bilash
The employment agreement for Ms. Bilash, our Chief Human Resources Officer, provides that Ms. Bilash will continue to serve until her employment is terminated by us or by Ms. Bilash, which may be at any time, with or without cause, subject to the provisions of her employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of her employment and for a period of twelve months thereafter.
Ms. Bilash is entitled to receive an annual base salary of $315,000, and in accordance with the terms of her employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 40% of her base salary. Ms. Bilash participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan. Ms. Bilash is entitled to five weeks of annual leave per year.
Ian Shepherd
Mr. Shepherd’s employment as Chief Revenue Officer was terminated effective July 1, 2019 but Mr. Shepherd remained engaged by the Company through December 31,2019, to provide transition assistance and support to the Company. Pursuant to his employment agreement, Mr. Shepherd continued to serve as our Chief Revenue Officer until his employment was terminated.
Mr. Shepherd was entitled to receive an annual base salary of $330,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, was eligible for an annual target bonus of 40% of his base salary and annual commission opportunity of $120,000. Mr. Shepherd was entitled to four weeks of annual leave per year. Mr. Shepherd’s employment agreement contained a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of twelve months thereafter.

Outstanding Equity Awards at Fiscal Year-End 2019

	Option Awards			Stock Awards			Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(3)	Number of Unearned Units that Have Not Vested (#)		Market or Payout Value of Unearned Units that Have Not Vested ($)
Name(1)	Exercisable (#)(2)
Art				1,093,750	(4)	3,292,188
Zeile				545,717	(5)	1,642,608

Kevin				44,250	(6)	133,193
Bostick				32,198	(5)	96,916

Luc				17,544	(7)	52,807
Grégoire(15)				5,000	(8)	15,050	40	(14)	120
				93,750	(9)	282,188
				15,625	(10)	47,031
				160,000	(11)	481,600
				116,420	(5)	350,424

Brian	30,000	9.82	2/20/20
Campbell	30,000	7.13	2/19/21
				4,375	(12)	13,169
				8,750	(8)	26,338	18	(14)	54
				46,875	(9)	141,094
				7,813	(10)	23,517
				75,000	(11)	225,750
				54,572	(5)	164,262

Paul				70,000	(13)	210,700
Farnsworth				50,934	(5)	153,341

Pamela	30,000	7.56	1/22/21
Bilash				5,625	(12)	16,931
				11,250	(8)	33,863	23	(14)	69
				46,875	(9)	141,094
				7,813	(10)	23,517
				75,000	(11)	225,750
				54,572	(5)	164,262

(1)	Mr. Shepherd held no outstanding equity on December 31, 2019.

(2)	All outstanding options are fully vested.

(3)	We estimated the market value of stock awards using the closing price of the Company’s stock on December 31, 2019.

(4)	The restricted stock vested 25% on April 10, 2019, and 6.25% has vested or will vest on the first day of each succeeding calendar quarter.

(5)
The earned PSUs vest based on the achievement of bookings performance against target for the performance period for the year ending December 31, 2019, provided the recipient remains employed through each vesting date. The Compensation Committee certified the results of bookings performance on February 6, 2020 and these amounts reflect what was actually earned. The earned PSUs held by Mr. Zeile will vest in three equal installments on each of February 6, 2020, December 17, 2020, and December 17, 2021, the earned PSUs held by Mr. Bostick will vest in three equal annual installments beginning on December 17, 2020, and the earned PSUs held by all other NEOs will vest in three equal annual installments beginning on February 15, 2020. We estimated the market value of such PSUs using the closing price of the Company’s stock on December 31, 2019.

(6)	The restricted stock will vest one-third on December 17, 2020, 2021, and 2022.

(7)	The restricted stock vested 25% on November 1, 2017, 2018, and 2019, and the remaining 25% will vest on November 1, 2020.

(8)	The restricted stock vested 25% on February 27, 2018 and 2019, and will vest in equal installments on February 27, 2020 and 2021.

(9)	The restricted stock vested 25% on February 15, 2019, and will vest in equal installments on February 15, 2020, 2021 and 2022.

(10)	The restricted stock vested 12.5% each quarter following February 15, 2018 through 2019 and will continue to vest 12.5% each quarter thereafter.

(11)	The restricted stock vests 33% on each anniversary of February 25, 2020.

(12)	The restricted stock vested 25% on February 18, 2017, 2018 and 2019 and will vest 25% on February 18, 2020.

(13)	The restricted stock vests 33% on February 25, 2020, 2021, and 2022.

(14)
The TSR PSUs vest in three installments corresponding to three performance periods ending on each of the first, second and third anniversaries of the grant on the dates the Compensation Committee certifies the Company’s achievement of stock price performance relative to the Russell 2000 Index for the applicable performance period, provided that the recipient remains employed through such date. In accordance with applicable SEC disclosure rules, we have shown the outstanding number of PSUs that would be earned as of December 31, 2019 if the performance from the date of grant through the end of the 2019 fiscal year was achieved at the minimum threshold performance (0.1%). Actual performance through such date was zero. We estimated the market value of such PSUs using the closing price of the Company’s stock on December 31, 2019. The performance period for such TSR PSUs ended February 27, 2020 and based on actual performance, no shares were earned and the TSR PSUs were subsequently forfeited as of February 27, 2020.

(15)	In connection with Mr. Grégoire’s separation agreement, he became entitled to accelerated vesting of 162,544 shares/units of equity-based awards on March 10, 2020.
Option Exercises and Stock Vested During Fiscal Year-End 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Art Zeile	—	—	656,250	2,139,375
Kevin Bostick	—	—	—	—
Luc Grégoire	—	—	113,794	346,724
Brian Campbell	—	—	58,750	168,161
Paul Farnsworth	—	—	—	—
Pamela Bilash	—	—	63,750	181,111
Ian Shepherd	—	—	60,938	214,454

(1)	Upon vesting, acquired shares are net settled to satisfy tax withholding obligations.
CEO Pay Ratio
We identified the median employee for this review by examining the 2019 total cash compensation for all employees, excluding Mr. Zeile, who were employed by us on December 31, 2019. We included all full-time, part-time, and temporary employees and did not make any assumptions, adjustments, or estimates with respect to annual total compensation, and we did not annualize the compensation for any permanent employees who were not employed by us for all of 2019. We determined the total cash compensation of our median employee by taking: (i) salary received in 2019, including over-time and paid time-off, and (ii) 2019 incentive compensation, whether commissions paid, or actual bonus earned, and (iii) value of 2019 equity granted. We converted all non-US compensation to U.S. dollars using the 2019 average exchange rates. The Company believes this process yielded an equitable result as it was applied on a consistent basis for each employee. We then ranked the annual total cash compensation of all employees, excluding Mr. Zeile, from lowest to highest to determine the median employee.
Following our review, we determined that for 2019:

•	the median employee total compensation: $88,828

•	Mr. Zeile, CEO, total compensation: $1,046,718

•	Ratio of CEO to Median Employee compensation: 12:1
Based on this information, for 2019, the ratio of the annual total compensation of Mr. Zeile, President and Chief Executive Officer, to the median employee was 12 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and methods for disclosure.
In 2018, Mr. Zeile’s annual total compensation included special equity awards pursuant to his employment agreement consisting of 750,000 PSUs and 1,750,000 restricted shares. Due to the 2018 new hire equity grants, Mr. Zeile did not receive additional equity awards in 2019. As such, Mr. Zeile’s annual total compensation for 2019 was significantly lower than in 2018. We anticipate that Mr. Zeile’s annual total compensation for 2020 will be higher than his annual total compensation for 2019 as reported for purposes of the pay ratio and, consequently, our 2020 pay ratio should be higher than our 2019 pay ratio.
Potential Post-Employment Payments Upon Termination or Change-in-Control

Equity Award Provisions
According to the terms of our 2012 Equity Plan (the “Equity Plan”), if an NEO’s employment is terminated due to death or disability or for any other reason except by us for cause, the unvested portion of their equity awards will expire on the date they are terminated. The restricted share grants made to Mr. Campbell and Ms. Bilash in 2018 provide that if the Company terminates the executive’s employment other than for cause (and other than due to death or disability), the vesting of the restricted shares is accelerated. The vested portion of stock option awards will remain exercisable until the earlier of either the expiration of the option period or 12 months after such termination in the case of termination due to death or disability, or 90 days after any other termination other than termination by us for cause.
If we terminate any NEO’s employment for cause, both the unvested equity awards and vested portions of the stock options will terminate on the same date such NEO’s employment is terminated.
In the event of a change in control, pursuant to the TSR PSU award agreements, the TSR PSU performance periods will be truncated and end on the date of the change in control.  The Company will determine the amount of TSR PSUs deemed earned based on performance through the end of the truncated performance period (the “earned TSR CIC PSUs”), and the executive will vest in a prorated portion of the earned TSR CIC PSUs based on the portion of the three-year performance period that has elapsed, provided that the executive remains employed through the completion of the change in control.  The remaining earned TSR CIC PSUs will convert into service-based restricted stock units which will vest, without regard to performance, ratably on a monthly basis through the end of the scheduled three-year performance period, provided that the executive remains employed through each such date. Any TSR PSUs in excess of the earned TSR CIC PSUs will be forfeited.
In the event of a change in control and prior to the end of the performance period, pursuant to the Bookings PSU award agreements, the targets for the Bookings PSUs will be prorated to reflect the elapsed time from the beginning of the performance period through the date of the consummation of the change in control. The Company will determine the amount of Bookings PSUs earned based on performance through the consummation of the change in control (the “earned Bookings CIC PSU”), and the executive will vest in a prorated portion of the earned Bookings CIC PSUs based on the portion of the one-year performance period that has elapsed, provided that the executive remains employed through the completion of the change in control. The remaining earned Bookings CIC PSUs will convert into service-based restricted stock units which will vest, without regard to performance, ratably on a monthly basis through the third anniversary of the date of grant, provided that the executive remains employed through each such date. Any Bookings PSUs in excess of the earned Bookings CIC PSUs will be forfeited.
According to the terms of the Equity Plans, if an NEO’s employment is terminated by the Company other than for cause (and other than due to death or disability) within 12 months following a change in control, all outstanding equity awards will immediately become vested, and if applicable, exercisable.
Employment Agreements
The employment of each NEO may be terminated by us or by the NEO at any time, with or without cause, subject to the provisions of his or her employment agreement. The termination provisions applicable to each NEO are summarized below:
Art Zeile
If Mr. Zeile’s employment is terminated by us without cause or by him for good reason other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) his accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).
If Mr. Zeile’s employment is terminated by the Company without cause or by him for good reason, in either case, during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) then-current bonus target; (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements). Upon any termination by the Company without cause or by Mr. Zeile for good reason, subject to his execution of a release, Mr. Zeile would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.
Kevin Bostick
If Mr. Bostick’s employment is terminated by us without cause other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release,

Mr. Bostick would be entitled to receive (i) a lump-sum severance payment equal to 75% of his then-current annual base salary and (ii) accelerated vesting with respect to his outstanding equity-based awards that have already vested in a majority of such grant at the date of termination (if any) (provided that performance-based awards will be governed by the terms of the award agreements).
If Mr. Bostick’s employment is terminated by us without cause or by him for good reason, in each case, within 12 months following a change of control, he will be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) the amount of his then current bonus target, pro-rated based on time of service during the year and (iii) accelerated vesting with respect to 100% his outstanding equity-based awards (if any) (in the case of any performance-based awards, 100% of any earned shares or units determined in connection with the change of control).
Upon any termination by the Company without cause or by him for good reason, Mr. Bostick would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.
Any severance payments are conditioned on Mr. Bostick’s execution and delivery of a release in a form prepared by us.
Luc Grégoire
On December 16, 2019, Mr. Grégoire ceased to be the Chief Financial Officer of the Company but remained employed through February 28, 2020, to provide transition assistance and support to the Company.
In connection with his separation, the Company and Mr. Grégoire entered into a separation agreement, dated as of December 12, 2019 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, which includes a release of claims by Mr. Grégoire against the Company, Mr. Grégoire is entitled to certain payments and benefits, including the following: (i) a lump sum payment equal to $380,000; (ii) his entire 2019 bonus, with such total amount being $198,807; (iii) a prorated portion of his 2020 bonus according to the number of days Mr. Grégoire is employed by the company in 2020 over the total days in 2020; (iv) accelerated vesting of 162,544 shares/units of his unvested equity-based awards on March 10, 2020; and (v) reimbursement for the cost of health insurance continuation coverage under COBRA for up to twelve months totaling $13,492.56, provided that this amount will increase to the extent and at the rates the Company’s insurance costs increase. Mr. Grégoire is also entitled to legal fees in connection with the Separation Agreement in an amount not to exceed $10,000.
Mr. Grégoire is also subject to certain non-compete and non-solicit restrictions.
Brian Campbell
If Mr. Campbell’s employment is terminated by us without cause before a change of control, or more than 12 months following a change of control, he will be entitled to a lump sum severance payment of 75% of his then current annual salary.
If Mr. Campbell’s employment is terminated either by us without cause or by him for a good reason within 12 months following a change of control, he will be entitled to receive a lump sum severance payment equal to one times his then current annual salary plus the amount of his most recently paid regular annual bonus, excluding special bonuses (or, if higher, the amount of bonus attributable to a calendar year’s service paid to him immediately prior to the change of control), and all outstanding stock awards will immediately become vested and exercisable. In the event of a change of control (defined for this purpose as (i) a sale of all or substantially all of the assets of the Company or (ii) merger with or acquisition of another company resulting in which the Company is not the surviving company) he is entitled to additional vesting of 15% of prevailing granted stock options.
Paul Farnsworth
If Mr. Farnsworth’s employment is terminated by us without cause or by Mr. Farnsworth for good reason he will be entitled to receive a lump sum severance payment equal to 50% of his then current annual salary.
Upon any termination by the Company without cause or by Mr. Farnsworth for good reason, subject to his execution of a release, Mr. Farnsworth would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.
Any severance payments are conditioned on Mr. Farnsworth’s execution and delivery of a release in a form prepared by us.
Pamela Bilash
If Ms. Bilash’s employment is terminated by us without cause she will be entitled to receive (i) a lump sum severance payment equal to 50% of her then current annual salary and (ii) reimbursement for the cost of health insurance continuation coverage under COBRA for up to 12 months.
Any severance payments are conditioned on Ms. Bilash’s execution and delivery of a release in a form prepared by us.
Ian Shepherd

In connection with Mr. Shepherd’s departure, the Company entered into a separation agreement with him on June 26, 2019. Subject to his continued compliance with the separation agreement and his execution and non-revocation of a release of claims on the date of his termination of employment, Mr. Shepherd became entitled to (i) continued payment of his current base salary plus average monthly commissions for six months following his termination of employment, payable in equal installments in accordance with the Company’s payroll practices such total amount being $236,092; (2) COBRA reimbursement for twelve months following his termination of employment equal to $13,274; and (iii) accelerated vesting of 42,188 shares of restricted stock (which was $126,985 as of December 31, 2019). The separation agreement also provides for customary post-employment obligations including nondisclosure of confidential information, non-solicitation of employees, non-competition and mutual non-disparagement covenants.
Applicable Definitions. For purposes of the employment agreements with our NEOs:
A termination for “cause” in the absence of a change in control under employment agreements for Mr. Campbell includes any of the following actions by the executive: embezzlement; misappropriation of funds; conviction of a felony; any acts of dishonesty, fraud or deceit; breach of a material provision of the executive’s employment agreement; habitual or willful neglect of duties; commission of any act that would rise to the level of felony breach of fiduciary duty to us involving personal profit; or significant or material violation of our policies or other contractual, statutory or common law duties to us.
A termination for “cause” under the employment agreements for Messrs. Zeile, Bostick, Farnsworth, and Ms. Bilash and for a termination in connection with a change in control, the employment agreement for Mr. Campbell, includes embezzlement; misappropriation of funds of the Company; conviction of a felony; commission of any other act of dishonesty which causes material economic harm to the Company; acts of fraud or deceit which causes material economic harm to the Company; material breach of any provision of an employment agreement; willful failure to substantially perform duties; willful breach of fiduciary duty to the Company involving personal profit; or significant violation of Company policy of which such executive is made aware (or should reasonably be expected to be aware) or other contractual, statutory or common law duties to the Company.
Other than for Mr. Zeile, a termination for “good reason” (under employment agreements with those NEOs for whom this applicable) includes any of the following Company actions:

•	a diminution in the NEO’s responsibilities, title, duties and reporting lines compared to those existing immediately prior to a change of control;

•	a reduction in the NEO’s salary, incentive compensation and other employee benefits compared to those existing immediately prior to a change of control;

•	relocation of the NEO to an office more than 40 miles from the NEO’s principal office immediately prior to a change of control;

•	breach by us of the NEO’s employment agreement; or

•	failure of any successor to assume, in writing, all obligations under the NEO’s employment agreement.
For Mr. Zeile, “Good Reason” means the occurrence of any of the following without his consent: (i) a material diminution in the responsibilities, title, duties and reporting lines, (ii) a material reduction in salary, incentive compensation and other employee benefits, (iii) relocation to an office more than 40 miles from the principal office at which Mr. Zeile is employed, (iv) any material breach by the Company of the employment agreement or (v) the failure of any successor to assume, in writing, all obligations under the employment agreement.
A “change of control” for these purposes consists of any of the following:

•	an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);

•	any stockholder-approved transfer or disposition of all or substantially all of our assets;

•	any plan of liquidation providing for the distribution of all or substantially all of our assets;

•
the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all our assets or the acquisition of assets or stock of another corporation or other business combination, unless following such business combination (1) all or substantially all of the beneficial owners of our securities before the business combination beneficially own more than 60% of the voting securities of the resulting corporation in substantially the same proportions as their ownership before the transaction; (2) no person owns 20% or more of the voting securities of the resulting corporation except to the extent that such ownership existed before the business combination; and (3) the members of our Board of Directors prior to such business combination constitute at least a majority of the Board of Directors of the resulting corporation; or

•	a change in the composition of our Board over a period of 36 months or less such that a majority of the Board members cease to be continuing directors.

As noted above, certain NEOs may become entitled to certain severance payments upon termination of employment without cause or by the employee for good reason after a change in control. These severance payments are described more specifically below, but generally include a lump sum payment tied to salary and bonus level and accelerated vesting of equity. For Mr. Campbell and Ms. Bilash only, in the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Code, we will “gross up,” on an after-tax basis, the executives’ compensation so as to put them in the same after-tax position that the executive would have enjoyed had the Section 4999 excise tax not applied to the severance payments. These make-whole provisions include certain computational assumptions and conventions, for example: (1) any other payments or benefits received in connection with a change in ownership or control will be treated as parachute payments, and all excess parachute payments are treated as subject to the excise tax, both as defined by Section 280G of the Code, and (2) the amount of the severance payments which will be treated as subject to the excise tax will be the lesser of the total amount of the severance payments or the amount of the excess parachute payments.
Any NEO who voluntarily resigns for any reason other than good reason following a change of control will not be entitled to any severance payment or acceleration of the vesting of any unvested stock options.
Pursuant to the restricted stock awards granted for Mr. Campbell and Ms. Bilash in 2018, upon termination (other than for cause) of such NEO, the vesting of the shares of restricted stock granted in 2018 will accelerate.
Upon any termination by the Company without cause or by the NEO for good reason, each NEO, his or her spouse and eligible dependents will be entitled to continued medical and dental benefits at active-employee rates for a period of 12 months following termination.
Termination Payments
The following table sets forth the payments each of our NEOs would have received if their employment had been terminated by us without cause (or, if applicable, by them for good reason) on December 31, 2019 and there was no change of control.

Name	Benefit	Amount Payable for Termination Without Cause
Art Zeile	Cash Severance	$550,000
	Medical and Dental Benefits	12,837
	*Restricted Stock Acceleration Value	3,292,188

Kevin Bostick	Cash Severance	285,000
	Medical and Dental Benefits	—
	*Restricted Stock Acceleration Value	—

Brian Campbell	Cash Severance	266,250
	Medical and Dental Benefits	—
	*Restricted Stock Acceleration Value	141,094

Paul Farnsworth	Cash Severance	155,000
	Medical and Dental Benefits	11,625
	*Restricted Stock Acceleration Value	—

Pamela Bilash	Cash Severance	157,000
	Medical and Dental Benefits	12,557
	*Restricted Stock Acceleration Value	141,094

*	Restricted stock acceleration values reflect the value of the applicable number of non-vested shares equal to the fair value of the underlying stock as of December 31, 2019.

Change of Control Termination
The following table sets forth the payments each of our NEOs would have received if, following a change of control, their employment had been terminated by us without cause, or, if applicable, by them for good reason on December 31, 2019.

Name	Benefit	Amount Payable for Termination Without Cause or for Good Reason
Art Zeile	Cash Severance	$1,100,000
	Medical and Dental Benefits	12,837
	*Restricted Stock Acceleration Value	3,292,188
	**Bookings PSU Acceleration Value	1,642,608

Kevin Bostick	Cash Severance	608,000
	Medical and Dental Benefits	—
	*Restricted Stock Acceleration Value	133,193
	**Bookings PSU Acceleration Value	96,916

Brian Campbell	Cash Severance	497,000
	Medical and Dental Benefits	—
	*Restricted Stock Acceleration Value	429,868
	**Bookings PSU Acceleration Value	164,262

Paul Farnsworth	Cash Severance	155,000
	Medical and Dental Benefits	11,625
	*Restricted Stock Acceleration Value	—
	**Bookings PSU Acceleration Value	153,311

Pamela Bilash	Cash Severance	157,000
	Medical and Dental Benefits	12,557
	*Restricted Stock Acceleration Value	441,155
	**Bookings PSU Acceleration Value	164,262

*	Restricted stock acceleration values reflect the value of the non-vested shares equal to the fair value of the underlying stock as of December 31, 2019.

**
As noted above under “Equity Award Provisions”, in the event of a change of control (and without regard to whether there is a termination of employment), our NEOs would vest in a prorated portion of their earned TSR CIC PSUs, which based on the closing price of the Company’s stock on December 31, 2019, is worth $0 for each NEO and the value for earned CIC Bookings PSUs is a prorated portion of the value shown above. Upon a subsequent termination of employment within 12 months following a change of control, any earned CIC Bookings PSUs would fully vest.

Board Compensation
Under the Company’s Corporate Governance Guidelines, non-employee director compensation is determined by the Compensation Committee in accordance with the policies and principles set forth in its charter. Directors who are also employees of the Company receive no additional compensation for service as a director.
The Company pays its independent directors an annual fee of $35,000 for service on the Board. The Chairperson of the Audit Committee is paid an additional $20,000 per year, while a member of the Audit Committee is paid an additional $7,500 per year.  The chairman of the Compensation Committee is paid an additional $10,000 per year, while a member of the Compensation Committee is paid an additional $5,000 per year.  A member of the Nominating and Corporate Governance Committee is paid an additional $2,500 per year.
Other than Mr. Zeile, each director received a restricted stock grant with a target value of $110,000 or 71,000 shares in April 2019 for their service on the Board. The restriction is lifted one year after issuance of the stock if they are still serving on the Board. We estimated the fair value of the award on the grant date using the value of the Company’s stock on the date of the grant.
The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2019. Mr. Zeile did not additional compensation for his service as a director.

Director Compensation Table for Fiscal 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brian (Skip) Schipper	45,525	109,980	155,505
Jim Friedlich	41,975	109,980	151,955
Golnar Sheikholeslami	42,500	109,980	152,480
Carol Carpenter	42,500	109,980	152,480
Jennifer Deason	55,000	109,980	164,980
Scipio “Max” Carnecchia (2)	24,792	123,946	148,738
David Windley (2)	23,333	123,946	147,279
John Barter	41,700	—	41,700
Burton Goldfield	25,713	—	25,713

(1)
Represents the aggregate grant date fair value of restricted stock granted during the year in accordance with the FASB ASC Topic 718, Stock Compensation. See Note 13 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock and Stock-Based Compensation” in our Annual Report on Form 10-K for the assumption made in determining these values. On December 31, 2019, each non-employee director had 35,250 shares of restricted stock outstanding. None of the non-employee directors had any outstanding stock options.

(2)	Received pro-rated shares of restricted stock of 5,270 shares on February 28, 2019.

OTHER PROCEDURAL MATTERS
Electronic Delivery of Proxy Materials and Annual Report
This proxy statement and the Company’s Annual Report on Form 10-K are available on the Investors section of the Company’s website at dhigroupinc.com/investors/default.aspx. You can save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by utilizing the contact information on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.
Reduce Duplicate Mailings—Householding
In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying annual report may request a copy by contacting the bank, broker or other holder of record or the Company at: DHI Group, Inc., 1450 Broadway, 29th Floor, New York, New York 10018, Attention: Investor Relations, or by calling Investor Relations at (212) 448-4181. Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner.
Proxy Solicitation Costs
The proxies being solicited under this proxy statement are being solicited by the Board of Directors of the Company. All expenses of this solicitation will be borne by the Company.
Directors, officers and other employees of the Company may, but without compensation other than their regular compensation and reimbursement of reasonable out-of-pocket expenses, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokers, fiduciaries, custodians and other nominees for their reasonable expenses in forwarding solicitation material to the beneficial owners of our Common Stock held in their names.
Stockholder Communications

Stockholders and interested parties may contact any of the Company’s directors, including the Chairman, the non-management directors as a group, the chairs of any committee of the Board of Directors or any committee of the Board of Directors by writing them as follows:
[Name(s)/Title(s)]
c/o Corporate Secretary
DHI Group, Inc.
1450 Broadway, 29th Floor
New York, New York 10018
Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.
Stockholder Proposals for Inclusion in 2021 Proxy Statement
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company’s Corporate Secretary at its principal executive office in a timely manner. In order to be included in the Company’s proxy statement for the 2021 Annual Meeting, stockholder proposals must be received by the Company in accordance with the timing and other requirements of Rule 14a-8. Therefore, in order to be included in the Company’s proxy statement for the 2021 Annual Meeting, stockholder proposals must be received at our principal executive offices no later than November 13, 2020.
Director Nominations and Other Stockholder Proposals for Presentation at the 2021 Annual Meeting
In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the date of the prior year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2021 Annual Meeting, such a proposal must generally be received by the Company on or after December 22, 2020 but no later than January 21, 2021 subject to certain exceptions in the Company’s by-laws.
Any stockholder business may be excluded if the exclusion is permitted by the applicable regulations of the Commission. If a stockholder who has notified the Company of his, her or its intention to present a proposal at the annual meeting does not appear at such annual meeting, the Company need not present the proposal for a vote at such meeting.
The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to the Company’s stockholders by its authority. This proxy statement is being mailed on or about March 12, 2020.

Art Zeile
President and Chief Executive Officer
March 12, 2020

Annex A

SECOND AMENDMENT TO THE
DHI GROUP, INC. 2012 OMNIBUS EQUITY AWARD PLAN

This Second Amendment (this “Amendment”) to the Plan (as defined below) is adopted by the Board as of the 11th day of March, 2020, subject to and effective upon stockholder approval.

WHEREAS, DHI Group, Inc. (the “Company”) has adopted the DHI Group, Inc. 2012 Omnibus Equity Award Plan (as amended, the “Plan”), subject to stockholder approval;

WHEREAS, the Compensation Committee of the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Plan, and has recommended to the Board that the Board amend the Plan;

WHEREAS, the Board may amend the Plan pursuant to Section 14(a) of the Plan, provided that stockholder approval is required for certain types of amendments; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, BE IT RESOLVED, that

1.	Section 5(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan and subsection (e) below, no more than 11,000,000 shares of Common Stock plus any shares of Common Stock that are available for issuance under the Prior Plans as of the Effective Date or that become available after the Effective Date for issuance upon cancellation or expiration of awards granted under the Prior Plans to the extent not exercised or settled, may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any 12-month period; (iii) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 12 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 12 of the Plan shall be $5,000,000 and (vi) subject to Section 12 of the Plan, the aggregate Awards granted to any one Non-Employee Director in respect of any single fiscal year of the Company, solely with respect to his or her service on the Board, may not exceed $750,000 based on (x) the aggregate value of all Awards denominated in cash and (y) the Fair Market Value of all Awards denominated in Common Stock, in each case as determined on the Date of Grant (provided that with respect to Non-Employee Director fees payable in cash, if a Non-Employee Director elects to receive such fees in an Award or Awards denominated in Common Stock, then such fees and the Award or Awards in lieu thereof shall not count against such $750,000 limit.

2.
This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York, without giving effect to the conflict of laws provisions thereof.

3.
Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

DHI Group, Inc.
By:    /s/ Brian P. Campbell
                     Name: Brian P. Campbell
Title: Chief Legal Officer & Corporate Secretary

Annex B
DHI Group, Inc.
Employee Stock Purchase Plan

1.
Purpose. The purpose of this Employee Stock Purchase Plan (the “Plan”) of DHI Group, Inc., a Delaware corporation (the “Company”), is to provide eligible Employees of the Company and its Designated Subsidiaries with a convenient opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan was adopted by the Company on March 11, 2020, and approved by the Company’s stockholders on April 21, 2020.

2.	Definitions. The following definitions shall apply throughout the Plan.

(a)“Board” means the Board of Directors of the Company.

(b)“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(c)“Committee” means a committee appointed by the Board. In the absence of a contrary designation by the Board, the Compensation Committee of the Board shall be the Committee hereunder.

(d)“Common Stock” means the common stock of the Company, par value $.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(e)“Company” has the meaning set forth in Section 1.

(f)“Compensation” means the base pay (determined on such date as may be established by the Committee) received by an Employee from the Company or a Designated Subsidiary. Base pay shall (i) be determined prior to any salary reduction contributions under a cafeteria plan pursuant to Section 125 of the Code, any salary reduction amounts pursuant to a qualified transportation benefit program pursuant to Section 132(f) of the Code, and any elective deferrals to a nonqualified deferred compensation plan and to a cash or deferred plan pursuant to Section 401(k) of the Code and (ii) exclude any imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expense, and income received in connection with stock options or other equity-based awards.

(g)“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, military leave, or other bona fide leave of absence that is required by law to be considered uninterrupted service or that is otherwise approved by the Committee if the period of such leave does not exceed 90 days, or if longer, so long as the individual’s right to reemployment as an Employee is guaranteed either by contract or statute; or (ii) transfers between locations of the Company or between and among the Company and its Designated Subsidiaries. For purposes of clarification, the disposition of a Designated Subsidiary shall constitute a termination of the Continuous Status as an Employee of any Employee employed by such Designated Subsidiary.

(h)“Contributions” means all amounts credited to the notional account of a Participant pursuant to the Plan.

(i)“Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or ultimate parent company) immediately thereafter, but excluding any acquisition of voting stock by the Company or any of its affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates.

(j)“Designated Subsidiaries” means all Subsidiaries organized under the laws of any state of the United States of America, except with respect to any of such Subsidiaries that the Committee has determined is not eligible to participate in the Plan.

(k)“Employee” means any person who (i) has had Continuous Status as an Employee of the Company or one of its Designated Subsidiaries for a period of at least one (1) year, (ii) is customarily employed thereby for at least 20 hours per week and more than five (5) months in a calendar year, and (iii) is classified as an employee for tax purposes.

(l)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(m)“Fair Market Value” means, for any date, with respect to a Share, the closing sales price of a Share on the primary exchange on which the Common Stock is traded on such date or, in the event that the Common Stock is not traded on such date, then the immediately preceding trading date. In the absence of an established market for Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. The “Fair Market Value” of all other property shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

(n)“Indemnifiable Person” shall have the meaning ascribed to it in Section 27.

(o)“Maximum Number of Shares” means, with respect to a given Offering Period, a number of Shares equal to the quotient of (x) $25,000 divided by (y) the Fair Market Value of a Share on the Offering Date.

(p)“New Purchase Date” shall have the meaning ascribed to it in Section 16(b).

(q)“Offering Date” means the first day of each Offering Period, as determined in accordance with Section 3.

(r)“Offering Period” means a period described in Section 3.

(s)“Plan” has the meaning set forth in Section 1.

(t)“Plan Administrator” means [INSERT], or such other institution selected by the Committee.

(u)“Participant” means an eligible Employee who has elected to participate in the Plan in accordance with Section 5.

(v)“Purchase Date” means, unless otherwise determined by the Committee, December 31 of each calendar year or, in the event that the Common Stock is not traded on such date, the immediately preceding trading date, as applicable.

(w)“Purchase Price” means, with respect to a given Offering Period, an amount equal to 85% (or such greater percentage as designed by the Committee) of the Fair Market Value of a Share on (i) the Purchase Date or (ii) the Offering Date, whichever amount is lower; provided, that the Purchase Price will in no event be less than the par value of a Share.

(x)“Reserves” shall have the meaning ascribed to it in Section 16(a).

(y)“Rule 16b-3” means Rule 16b-3 adopted under Section 16 of the Exchange Act.

(z)“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(aa)“Share” means a share of Common Stock, as adjusted in accordance with Section 16.

(ab)“Subsidiary” means a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.
Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods commencing on January 1 and ending on December 31 of each calendar year. The Committee shall have the authority to change the duration (subject to a maximum Offering Period of 27 months), frequency, start date, and end dates of Offering Periods.

4.
Eligibility. Subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code (and unless different dates are established by the Committee in respect of any Offering Period), a person shall be eligible to participate in an Offering Period if such person is an Employee as of the date on which an election for participation in the Offering is required pursuant to Section 5(b) below; provided, however, that the Committee may provide that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Committee pursuant to Section 423(b)(4) (A) of the Code (which service requirement may not exceed two years); and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion; provided, further, that any exclusion in clause (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

5.Participation.

(a)Participation in the Plan is completely voluntary. Except as set forth in Section 7(b) below, participation in one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b)An eligible Employee may become a Participant in respect of an Offering Period by electing to participate in the manner approved by the Committee. An Employee who elects to participate in an Offering Period shall do so at least ten (10) days prior to the Offering Date, unless a different time for electing to participate is set by the Committee.

(c)A Participant’s election shall indicate either a fixed dollar amount or a percentage of such Participant’s Compensation, in either case, as may be determined by the Committee, to be contributed during the applicable Offering Period; provided, however, that (i) a Participant’s election shall be subject to the limitations of Section 7(b), and (ii) a Participant shall not be entitled to elect more than 10% of such Participant’s Compensation.

(d)The deduction rate selected by a Participation shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new election in the manner approved by the Committee, (ii) withdraws from the Plan, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

6.Method of Payment of Contributions.

(a)Payroll deductions shall be made from a Participant’s Compensation during an Offering Period in an aggregate amount equal to the Participant’s contribution election for such Offering Period. All payroll deductions made by a Participant shall be credited to his or her notional account under the Plan. Participant may not make a prepayment or any additional payments into such notional account. Payroll deductions in respect of any Offering Period shall commence on the Offering Date and shall end on the final day of the final payroll period ending on or prior to the applicable Purchase Date, unless sooner terminated by the Participant as provided in Section 10.

(b)Participants on an authorized leave of absence during an Offering Period may continue to participate in such Offering Period; provided, however, that a Participant on an authorized leave of absence will have contributions suspended during such leave of absence and, absent any other instruction from such Participant, such contributions will resume upon the next payroll following such Participant’s return from such leave of absence.

(c)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7(b) herein, a Participant’s payroll deductions may be decreased by the Company to zero during any Offering Period.

7.Grant of Option.

(a)On each Offering Date, each Participant shall be deemed to have been granted an option to purchase as many Shares (rounded down to the nearest whole Share) as may be purchased with his or her Contributions during the related Offering Period at the Purchase Price; provided, however, that such option shall be subject to the limitations set forth in Section 7(b) below and Section 11, and may be reduced pursuant to Section 6, in each case, if applicable.

(b)Notwithstanding any contrary provisions of the Plan, each option to purchase Shares under the Plan shall be limited as necessary to prevent any Employee from (i) immediately after the grant, owning capital stock of the Company and holding outstanding options to purchase capital stock of the Company possessing, in the aggregate, more than 5% of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, including for this purpose any stock attributed to such Employee pursuant to Section 424(d) of the Code, (ii) acquiring rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code or any other similar arrangements maintained by the Company or any of its Subsidiaries) of the Company and its Subsidiaries which accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding and exercisable at any time, or (iii) purchasing, in respect of any Offering Period, more than the Maximum Number of Shares.

8.Exercise of Option; Interest.

(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the applicable Purchase Date, and the number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her notional account. No fractional Shares shall be issued. Any amounts accumulated in a Participant’s notional account that are not used to purchase Shares (including any amount that is not sufficient to purchase a full Share) shall be automatically carried forward to the next Offering Period unless the Participant elects, by written notice to the Company’s Office of Human Resources, to have the excess cash returned to him or her. Notwithstanding Section 9 below, the Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state, or other tax withholding obligations, if any, that arise upon the Purchase Date or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

(c)No interest will be paid or allowed on any money paid into the Plan or credited to the notional account of any Participant.

9.
Delivery. As promptly as practicable after each Purchase Date, the number of Shares purchased by each Participant upon exercise of his or her option shall be deposited into an account established in the Participant’s name with the Plan Administrator. The Committee may determine that no Share purchased in respect of an offering may be transferred out of such Participant’s account with the Plan Administrator other than in connection with a “disposition” (as such term is used in Section 423(a)(1) of the Code) of such Share for the longer of (x) two (2) years following the Offering Date applicable to such Share and (y) one (1) year following the Purchase Date applicable to such Share.

10.Voluntary Withdrawal; Termination of Employment.

(a)A Participant may withdraw all but not less than all the Contributions credited to his or her notional account under the Plan at any time prior to the applicable Purchase Date by giving written notice to the Plan Administrator in the manner directed by the Company. All of the Participant’s Contributions credited to his or her notional account with respect to an Offering Period will be paid to him or her as soon as administratively practicable after receipt of his or her notice of withdrawal, his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the Participant with respect to such Offering Period. A Participant’s withdrawal from the Plan during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

(b)Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date for any reason, including retirement or death, the Contributions credited to his or her notional account will be returned to him or her, and his or her option will be automatically terminated; provided, however, that in the event of the death of a Participant, the Company shall deliver the Contributions to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such amounts to the spouse or to any one or more dependents or relatives of the Participant.

11.Shares.

(a)Subject to adjustment as provided in Section 16, the maximum number of Shares that shall be made available for sale under the Plan shall be 500,000. If the Committee determines at any time that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares that are available for sale under the Plan on such Purchase Date, the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and the Committee may, in its discretion (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 17 below.

(b)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

12.Administration.

(a)Subject to the express provisions of the Plan, the Committee shall administer the Plan and shall have the sole and plenary power to (i) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including, without limitation to the foregoing, by changing the duration (subject to a maximum Offering Period of 27 months), frequency, start date, and end dates of Offering Periods and/or the Purchase Dates. The authority of the Committee includes, without limitation, the authority to (x) determine procedures for setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, and (y) adopt amendments to the Plan in accordance with Section 17. All designations, determinations, interpretations, and other decisions by the Committee (or its delegate) regarding the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any affiliate, any Participant, any holder or beneficiary of any option, and any shareholder of the Company. The expenses of administering the Plan shall be borne by the Company.

(b)The Committee may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as they may designate.

(c)Nothing in the Plan shall be deemed to authorize the Committee to take any action contrary to applicable law or regulation, or rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(d)Notwithstanding any delegation of authority hereunder, the Board may itself take any action permitted under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean the Board only.

13.
Transferability. Neither amounts accumulated in a Participant’s notional account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by the laws of descent and distribution, or as provided in Section 10) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

14.
Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.	Reports. Statements of account will be made available to Participants by the Company or the Plan Administrator in the form and manner designated by the Committee.

16.Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)Subject to any required action by the stockholders of the Company, (i)  the number of Shares covered by each option under the Plan that has not yet been exercised, (ii) the number of Shares that have been authorized for issuance under the Plan but that have not yet been placed under option (collectively, the “Reserves”), (iii) the number of Shares set forth in Section 11 above, and (iv) the Purchase Price for each then-current Offering Period shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, a reverse stock split, a stock dividend, a subdivision, combination, or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided above, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation (or its parent or subsidiary) refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set by the Committee (the “New Purchase Date”), as of which New Purchase Date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Corporate Transaction, and the Company shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 16, an option granted under the Plan shall be deemed to be assumed, without limitation, if at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of Shares or the same amount of property or cash, or number of securities (or combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 16); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent or subsidiary equal in Fair Market Value to the per-Share consideration received by holders of Common Stock in the transaction.

(c)If the Company consummates the sale or transfer of a Designated Subsidiary, business unit, or division to an unaffiliated person or entity, or the spin-off of a Designated Subsidiary, business unit, or division to shareholders during an Offering Period, the Contributions credited to the notional account of each Participant employed by such Designated Subsidiary, business unit, or division, as applicable, as of the time of such sale, transfer, or spin-off with respect the offering to which such Offering Period relates will be returned to the Participant without interest, and the Participant’s option will be automatically terminated.

(d)The existence of the Plan shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior-preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.Amendment or Termination.

(a)The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such amendment, alteration, suspension, discontinuance, or termination is either required or advisable in order for the Company or the Plan to satisfy any applicable law or regulation.

(b)Except as provided in Section 16, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan.

(c)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld that may be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

18.
No Rights to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an affiliate, or to continue in the employ or the service of the Company or an affiliate.

19.
Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

20.
Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all eligible Employees who are granted options under the Plan shall have the same rights and privileges.

21.
No Rights as a Shareholder. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to options hereunder until such Shares have been issued or delivered to that person.

22.
Withholding. To the extent required by applicable federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

23.
Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.Conditions Upon Issuance of Shares.

(a)The Plan and the issuance and delivery of Shares under the Plan are subject to compliance with all applicable U.S. federal, state, local, and non-U.S. laws, rules, and regulations (including but not limited to state, U.S. federal, and non-U.S. securities law, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(b)Notwithstanding any terms or conditions of the Plan to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to the Plan unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, U.S. federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such Shares are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on any such certificates of Common Stock delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.

25.
Term of Plan; Effective Date. The Plan was adopted by the Board on March 11, 2020, and approved by the Company’s stockholders on April 21, 2020. The Plan shall be effective on January 1, 2021 (the “Effective Date”), and shall continue in force and effect until terminated under Section 17. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the ten (10) year anniversary of the Effective Date and (ii) the date on which all shares available for issuance under the Plan have been sold.

26.
Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

27.
Indemnification. No member of the Board or the Committee, nor any employee or agent of the Company exercising authority delegated by the Board or the Committee hereunder (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made in the administration of the Plan (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be involved as a party or witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld) in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

28.
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

29.
No Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

30.
Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

31.
Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

32.
Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

33.
Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be construed or deemed stricken as to such jurisdiction, person, or entity, and the remainder of the Plan shall remain in full force and effect.

34.
Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

DHI Group, Inc.

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Eastern Time, on April 20, 2020.

Online
Go to **www.investorvote.com/DHX** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees for director listed under Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

+

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Carol Carpenter	☐	☐	☐	02 - Jennifer Deason	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 4 4 9 9 6 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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037008

The 2020 Annual Meeting of Shareholders of DHI Group, Inc. will be held on April 21, 2020 at 4:00 P.M. Eastern Time, virtually via the internet at www.meetingcenter.io/270321060.

To access the virtual meeting you must have the information printed in the shaded bar on the reverse side of this form. The password for the meeting is–DHX2020

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DHI Group, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – April 21, 2020

Brian Campbell, Kevin Bostick, Rachel Ceccarelli, and Jack Connolly or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of DHI Group, Inc. to be held on April 21, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address – Please print new address below.	**Comments** – Please print your comments below.